Exhibit 99.2








                              FORMATION AGREEMENT


                         relating to the formation of


                         CROWN CASTLE GT COMPANY LLC,

                     CROWN CASTLE GT HOLDING SUB LLC, and

                      CROWN CASTLE GT HOLDING COMPANY LLC



                            Dated: November 7, 1999






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                              FORMATION AGREEMENT

                               Table of Contents

                                                                          Page

ARTICLE 1 - CERTAIN DEFINITIONS...........................................

ARTICLE 2 - FORMATION OF HOLDCO SUB AND HOLDCO, INCURRED DEBT.............
     3.1    Purpose of HoldCo and HoldCo Sub..............................
     2.2    Formation of HoldCo; Issuances of Membership Interests in
            HoldCo........................................................
     2.3    Formation of HoldCo Sub.......................................
     2.4    Management Agreement..........................................
     2.5    Contributions to HoldCo Sub; Issuances of Membership
            Interests in HoldCo Sub.......................................
     2.6    Contributed Cash Distributions................................
     2.7    Financing.....................................................

ARTICLE 2A - CONTRIBUTIONS TO HOLDCO......................................
     2A.1   Contribution of Thrasher Contributed Assets...................
     2A.2   Excluded Assets...............................................
     2A.3   Assumption of Thrasher Assumed Liabilities....................
     2A.4   Limitations on Assumption of Liabilities......................
     2A.5   Assignment or Subcontracting of Purchased Contracts...........
     2A.6   Consent of Third Parties......................................
     2A.7   Bulk Transfer Laws............................................
     2A.8   Certain Apportionments........................................
     2A.9   Contribution of Bidder Contributed Cash and Bidder
            Contributed Shares............................................
     2A.10  Adjustments Based Upon Transfer of More than 2,322 Tower
            Structures....................................................
     2A.11  Adjustments Based Upon Revenue Run Rate of
            Towers in a Tranche...........................................
     2A.12  Method of Contributing Thrasher Contributed
            Assets and Thrasher Assumed Liabilities.......................

ARTICLE 3 - FORMATION OF OPCO.............................................
     3.1    Purpose of OpCo...............................................
     3.2    Formation of OpCo.............................................
     3.3    Contributions to OpCo; Issuances of Membership
            Interests in OpCo.............................................
     3.4    Global Lease Agreement........................................
     3.5    Build-to-Suit Agreement.......................................
     3.6    Bidder Services Agreement.....................................
     3.7    Transitional Services Agreement...............................




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                                                                          Page



ARTICLE 4 - CLOSINGS......................................................
     4.1    Closings......................................................
     4.2    Items to Be Delivered and Actions to Be Taken
            at each Closing...............................................
     4.2    Additional Items to Be Delivered and Actions
            to Be Taken at Initial Closing................................
     4.4    Further Assurances............................................

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES................................
     5.1    Representations and Warranties of Thrasher....................
            5.1.1    Corporate............................................
            5.1.2    Authorization........................................
            5.1.3    Consents and Approvals...............................
            5.1.4    Title to and Condition of Assets and
                     Related Matters......................................
            5.1.5    Real Property........................................
            5.1.6    Legal Proceedings and Compliance with Law............
            5.1.7    Governmental Permits.................................
            5.1.8    Contracts............................................
            5.1.9    Environmental Matters................................
            5.1.10   Absence of Certain Changes or Events.................
            5.1.11   Availability of Documents............................
            5.1.12   Purchase for Investment..............................
            5.1.13   Broker or Finder.....................................
            5.1.14   No Other Warranties..................................
            5.1A.    Representations and Warranties of
                     Transferring Corporations............................
            5.1A.1   Corporate............................................
            5.1A.2   Authorization........................................
            5.1A.3   Consents and Approvals...............................
     5.2    Representations and Warranties of Transferring Partnerships...
            5.2.1    Partnership..........................................
            5.2.2    Authorization........................................
            5.2.3    Consents and Approvals...............................
     5.3    Representations and Warranties of Bidder and Bidder Member....
            5.3.1    Corporate............................................
            5.3.2    Authorization........................................
            5.3.3    Consents and Approvals...............................
            5.3.4    Broker or Finder.....................................
            5.3.5    Capital Stock........................................
            5.3.6    SEC Reports..........................................
            5.3.7    Absence of Certain Changes...........................
            5.3.8    Bidder Articles and Bylaws...........................
            5.3.9    Threatened or Pending Litigation.....................




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                                                                          Page

            5.3.10   No Impact of Bidder Agreements on OpCo, HoldCo oN
                     HoldCo Sub...........................................
            5.3.11   Bidder Contributed Shares............................
            5.3.12   Share Ownership Limitations..........................
            5.3.13   Funds Available to Consummate Closings...............
            5.3.14   Purchase for Investment..............................
            5.3.15   Rights Agreement Amendment...........................
            5.3.16   No Other Representations or Warranties...............

ARTICLE 6 - AGREEMENTS PENDING CLOSINGS...................................
     6.1    Agreements of Thrasher Pending the Closings...................
            6.1.1    Business in the Ordinary Course......................
            6.1.2    Updates to Disclosure Memoranda......................
            6.1.3    Conduct of Business..................................
            6.1.4    Sale and Exclusion of Assets; Negotiations...........
            6.1.5    Access...............................................
            6.1.6    Press Releases.......................................
            6.1.7    Required Thrasher Phase I Environmental Reports......
            6.1.8    Environmental Information............................
     6.2    Agreements of Bidder and Bidder Member Pending the Closings...
            6.2.1    Updates to Disclosure Memorandum.....................
            6.2.2    Conduct of Business..................................
            6.2.3    Access...............................................
            6.2.4    Press Releases.......................................
            6.2.5    Optional Bidder Phase I Environmental Reports........
            6.2.6    Registration Rights..................................
     6.3    Approvals and Consents and Regulatory Filings.................

ARTICLE 7 - CONDITIONS PRECEDENT TO THE CLOSINGS..........................
     7.1    Conditions Precedent to Thrasher's Obligations................
            7.1.1    Representations and Warranties.......................
            7.1.2    Compliance with this Agreement.......................
            7.1.3    Closing Certificate..................................
            7.1.4    No Threatened or Pending Litigation..................
            7.1.5    Consents and Approvals...............................
            7.1.6    Optional Bidder Phase I Reports......................
            7.1.7    Fundamental Transactions.............................
            7.1.8    Bidder Services Agreement............................
            7.1.9    Management Agreement.................................
            7.1.10   Transitional Services Agreement......................
            7.1.11   Registration Rights Agreement........................
     7.2    Conditions Precedent to the Obligations of Bidder.............





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                                                                          Page

            7.2.1    Representations and Warranties.......................
            7.2.2    Compliance with this Agreement.......................
            7.2.3    Closing Certificate..................................
            7.2.4    No Threatened or Pending Litigation..................
            7.2.5    Consents and Approvals...............................
            7.2.6    Required Thrasher Phase I Reports....................
            7.2.7    Bidder Services Agreement............................
            7.2.8    Management Agreement.................................
            7.2.9    Transitional Services Agreement......................

ARTICLE 8 - CERTAIN POST-CLOSING COVENANTS OF THE PARTIES.................
     8.1    Post-Closing Covenants Related to OpCo........................
            8.1.1    Conduct of Business..................................
            8.1.2    Solvency.............................................
            8.1.3    Bankruptcy...........................................
            8.1.4    Indebtedness.........................................
            8.1.5    Liens................................................
            8.1.6    Issuance of Interests................................
            8.1.7    Contingent Obligations...............................
            8.1.8    Preservation of Existence............................
            8.1.9    Merger or Sale of Assets.............................
            8.1.10   Dealings with Affiliates.............................
            8.1.11   Dividends; Distributions.............................
     8.2    Post-Closing Covenants Related to HoldCo, HoldCo Sub and
            OpCo..........................................................
            8.2.1    Conduct of Business..................................
            8.2.2    Use of Proceeds......................................
            8.2.3    Solvency.............................................
            8.2.4    Bankruptcy...........................................
            8.2.5    Indebtedness.........................................
            8.2.6    Liens................................................
            8.2.7    Contingent Obligations...............................
            8.2.8    Issuance of Interests................................
            8.2.9    Preservation of Existence............................
            8.2.10   Merger or Sale of Assets.............................
            8.2.11   Dealings with Affiliates.............................
            8.2.12   Business Plan and Annual Budget......................
            8.2.13   Certain Contracts....................................
            8.2.14   Action as Members of HoldCo Sub......................
            8.2.15   Excess Cash Distributions............................
            8.2.16   Voting of Bidder Contributed Shares..................
            8.2.17   Ownership in HoldCo..................................





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                                                                          Page




     8.3    Delivery of Financial Statements..............................
     8.4    HoldCo, HoldCo Sub and OpCo Boards of Representatives.........
     8.5    Covenants Are For Benefit of Members..........................
     8.6    Revenues Receivable under Certain Third Party Leases..........

ARTICLE 9 - CERTAIN ANCILLARY ARRANGEMENTS OF THE PARTIES.................
     9.1    Restriction on Sales by Bidder................................
     9.2    Restriction on Sales by Thrasher Members......................
     9.3    Thrasher Right of First Refusal...............................
     9.4    Bidder Member's Right of First Refusal........................
     9.5    Right of Participation in Sales...............................
     9.6    Transfer of Thrasher Retained Interest........................
     9.7    Specific Performance..........................................

ARTICLE 10 - INDEMNIFICATION..............................................
     10.1   Indemnification by Thrasher...................................
     10.2   Indemnification by Bidder.....................................
     10.3   Indemnification by OpCo.......................................
     10.4   Indemnification by Bidder Member..............................
     10.5   Procedure for Claims..........................................
     10.6   Certain Limitations...........................................
     10.7   Non-Third Party Claims........................................
     10.8   Claims Period.................................................
     10.9   Third Party Claims............................................
     10.10  Effect of Investigation or Knowledge..........................
     10.11  Losses Net of Insurance, Etc..................................
     10.12  Sole Remedies.................................................

ARTICLE 11 - MISCELLANEOUS................................................
     11.1    Dispute Resolution...........................................
             11.1.1  Submission to Arbitration............................
             11.1.2  Authority of Arbitrators.............................
             11.1.3  Confidentiality......................................
             11.1.4  Cost of Arbitration..................................
     11.2    Bidder's Reasonable Best Efforts Regarding Bidder Member's
             Performance..................................................
     11.3    Survival of Representations and Warranties...................
     11.4    Transfer Taxes; Asset Transfers..............................
     11.5    Termination..................................................
     11.5A   Termination Fee and Other Remedies...........................
     11.6    Expenses.....................................................
     11.7    Contents of Agreement; Parties in Interest; etc..............







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                                                                          Page




     11.8    Assignment and Binding Effect................................
     11.9    Notices......................................................
     11.10   Tax Reporting................................................
     11.11   Delaware Law to Govern.......................................
     11.12   No Benefit to Others.........................................
     11.13   Table of Contents;  Headings.................................
     11.14   Exhibits and Annexes.........................................
     11.15   Severability.................................................
     11.16   Counterparts.................................................
     11.17   Force Majeure................................................
     11.18   Directly or Indirectly.......................................
     11.19   Interpretation





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                                                                          Page


                          CROWN CASTLE GT COMPANY LLC
                        CROWN CASTLE GT HOLDING SUB LLC
                      CROWN CASTLE GT HOLDING COMPANY LLC

                              FORMATION AGREEMENT


EXHIBITS:

Exhibit A        Transferring Partnerships and Transferring Corporations
Exhibit A-1      Apportionments of Interests of Thrasher and Transferring
                 Entities
Exhibit B        Form of Joinder - Transferring Corporations
Exhibit B-1      Form of Joinder - Transferring Partnerships
Exhibit C        Sample Calculations
Exhibit 2.2      HoldCo Operating Agreement
Exhibit 2.3      HoldCo Sub Operating Agreement
Exhibit 2.4      Management Agreement
Exhibit 2.7      Parameters of Allowable HoldCo Sub Financing
Exhibit 3.2      OpCo Operating Agreement
Exhibit 3.4      Global Lease
Exhibit 3.5      Build-to-Suit Agreement
Exhibit 3.6      Bidder Services Agreement
Exhibit 3.7      Transitional Services Agreement
Exhibit 7.1.11   Registration Rights Agreement


ANNEXES:

Annex I          Owned Sites and Leased Sites
Annex II         Site Leases
Annex III        Tower Leases






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                          CROWN CASTLE GT COMPANY LLC
                        CROWN CASTLE GT HOLDING SUB LLC
                      CROWN CASTLE GT HOLDING COMPANY LLC

                              FORMATION AGREEMENT



        FORMATION AGREEMENT (the "Agreement") dated as of November 7, 1999, by and among GTE Wireless Incorporated, a Delaware corporation ("Thrasher"), the Transferring Partnerships (hereinafter defined), the Transferring Corporations (hereinafter defined), Crown Castle International Corp., a Delaware corporation ("Bidder"), and Crown Castle GT Corp., a Delaware corporation ("Bidder Member").

                                   PREAMBLE

        The Transferring Entities (hereinafter defined) are the owners of certain tower structures, interests in real property related thereto, and related assets, property rights, liabilities and obligations (hereinafter defined as Thrasher Contributed Assets and Thrasher Assumed Liabilities). Bidder is engaged in the business of owning, managing and operating assets similar to the Thrasher Contributed Assets. In a series of Closings (hereinafter defined), subject to the terms and conditions of this Agreement (including the receipt or waiver of all necessary approvals and consents), Thrasher, the Transferring Entities, Bidder and Bidder Member desire to: (a) cause the Transferring Entities to contribute Tranches (hereinafter defined) of the Thrasher Contributed Assets and Thrasher Assumed Liabilities to a newly organized Delaware limited liability company named Crown Castle GT Holding Company LLC ("HoldCo") in exchange for membership interests in HoldCo, (b) cause Bidder Member to contribute the Bidder Contributed Cash (hereinafter defined) to HoldCo and the Bidder Contributed Shares (hereinafter defined), if applicable, to HoldCo in exchange for membership interests in HoldCo; and (c) cause HoldCo to contribute through HoldCo Sub (hereinafter defined) the Thrasher Contributed Assets and the Thrasher Assumed Liabilities to a newly organized Delaware limited liability company named Crown Castle GT Company LLC ("OpCo").

        At the Initial Closing (hereinafter defined), Thrasher, the Transferring Entities, Bidder and Bidder Member desire to: (i) cause the Transferring Entities to contribute Thrasher Contributed Assets and Thrasher Assumed Liabilities to HoldCo in exchange for HoldCo membership interests determined in accordance with this Agreement, which Bidder Contributed Cash will be immediately distributed to the Transferring Entities; (ii) simultaneously with the contribution described in clause (i), cause Bidder Member to contribute the Bidder Contributed Cash to HoldCo in exchange for HoldCo membership interests determined in accordance with this Agreement;
(iii) immediately thereafter,




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HoldCo will contribute to a newly organized Delaware limited liability company called Crown Castle GT Holding Sub LLC ("HoldCo Sub") all of the Thrasher Contributed Assets and Thrasher Assumed Liabilities and the Working Capital Contribution in exchange for a 100% membership interest in HoldCo Sub; (iv) thereafter, HoldCo Sub will contribute to OpCo all of the Thrasher Contributed Assets and Thrasher Assumed Liabilities and the Working Capital Contribution in exchange for a 99.999% membership interest in OpCo; (v) simultaneously with the contribution described in clause (iv), cause Thrasher Member to contribute $9,300 in exchange for the Thrasher Retained Interest (hereinafter defined);
(vi) cause OpCo and Thrasher and each of the Transferring Entities to enter into the Global Lease (hereinafter defined) pursuant to which Thrasher (or its affiliates) will lease capacity on the tower structures transferred pursuant to this Agreement; (vii) cause OpCo and Thrasher to enter into the Build-to-Suit Agreement (hereinafter defined) for the construction and operation of additional tower structures upon which Thrasher (or its affiliates) will lease capacity; (viii) cause HoldCo Sub and OpCo to enter into the Management Agreement (hereinafter defined) pursuant to which HoldCo Sub will provide certain services to and on behalf of OpCo; (ix) cause OpCo, HoldCo Sub and Thrasher to enter into a Transitional Services Agreement (hereinafter defined), if Thrasher and Bidder determine that such an agreement should be entered into, pursuant to which Thrasher will offer to OpCo certain transitional services; and (x) cause Bidder, HoldCo Sub and OpCo to enter into a Bidder Services Agreement (hereinafter defined) pursuant to which Bidder will offer to OpCo and HoldCo Sub certain services with respect to the tower structures owned by OpCo.

        At each subsequent Closing, Thrasher, the Transferring Entities, Bidder and Bidder Member desire to repeat, as applicable, the actions set forth in clauses (i) through (iv) above to reflect the contributions by the Transferring Entities and Bidder Member to HoldCo with respect to each Tranche in the manner contemplated by this Agreement.

        To the extent Bidder and Bidder Member elect to cause HoldCo Sub to incur Incurred Debt (hereinafter defined) to fund, in whole or in part, one or more Closings after the formation of OpCo, HoldCo Sub and HoldCo, then an amount equal to such Incurred Debt shall be distributed to HoldCo at each such Closing, which will then immediately distribute such amount to the Transferring Entities.

        The parties hereto desire to provide in this Agreement for the terms and conditions under which Thrasher, the Transferring Entities and Bidder Member will contribute the Thrasher Contributed Assets and the Thrasher Assumed Liabilities and the Bidder Contributed Cash and, if applicable, the Bidder Contributed Shares, respectively, and OpCo, HoldCo Sub and HoldCo will be organized and operated. For convenience purposes, the transfer of Thrasher Contributed Assets and Thrasher Assumed Liabilities shall be effected in each instance as a transfer of legal title by the Transferring Entities directly to OpCo.



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            NOW, THEREFORE, in consideration of the Preamble and the terms, conditions, representations, warranties, covenants, agreements and provisions herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1

                              CERTAIN DEFINITIONS

        For convenience, certain terms used in this Agreement or any Exhibit or Annex or Transaction Document are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined). The term 'either party' shall, unless the context otherwise requires, refer to Thrasher and any of its Affiliates that are parties to this Agreement, on the one hand, and Bidder and any of its Affiliates that are parties to this Agreement, on the other hand.

        "AAA" is defined in Section 11.1.1.

        "Accounting Firm" is defined in Section 2A.8.

        "Action" is defined in Section 10.9.

        "Actual Third Party Rents" is defined in Section 2A.11(a).

        "Additional Consideration" is defined in Section 2A.10(a).

        "Additional Tower Structures" is defined in Section 2A.10(a).

        "Adjusted Third Party Rent Commitment" is defined in Section 2A.11(b).

        "Affiliates" means, with respect to any Person, any Persons controlling, controlled by or under common control with that Person, as well as any executive officers, directors and majority-owned entities of that Person or its other Affiliates.

        "Agreement" means this Agreement and the Exhibits and Annexes hereto, as any of the foregoing may, from time to time, be amended, modified or restated in accordance with the provisions hereof.

        "Area" means those geographic areas set forth on Section 1 of the Thrasher Disclosure Memorandum in which the Tower Sites are located.

        "Bell Atlantic" means Bell Atlantic Corporation, a Delaware corporation.







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        "Bell Atlantic/Thrasher Merger" means the merger transaction contemplated by that certain Agreement and Plan of Merger by and among Bell Atlantic, Beta Gamma Corporation and GTE Corporation, dated as of July 27, 1998, as may be amended from time to time.

        "Bell Atlantic/Vodafone Transaction" means those transactions contemplated by an agreement, dated September 21, 1999, between Bell Atlantic and Vodafone AirTouch Plc as may be amended from time to time.

        "Bidder" is defined above in the preamble.

        "Bidder Affiliate" means any Affiliate of Bidder.

        "Bidder Common Stock" means the common stock, par value $.01 per share, of Bidder.

        "Bidder Contributed Cash" is defined in Section 2A.9(b).

        "Bidder Contributed Shares" is defined in Section 2A.9(c).

        "Bidder Contributed Shares Option" is defined in Section 2A.9(c).

        "Bidder Disclosure Memorandum" shall mean the written information entitled "Bidder Disclosure Memorandum" delivered prior to the date of this Agreement to Thrasher describing in reasonable detail the matters contained therein.

        "Bidder HoldCo Interest" is defined in Section 2.2(b).

        "Bidder HoldCo Interest Purchaser" is defined in Section 9.5(a).

        "Bidder's knowledge" or "knowledge of Bidder" or words of similar import means the actual knowledge of any of the following persons who are employees of Bidder, or an Affiliate of Bidder, holding the position (as of the date hereof) indicated after their name (and any person succeeding to any such position prior to the applicable Closing but only to the extent they acquired knowledge): Ted B. Miller, Jr., Chief Executive Officer and Chairman; David L. Ivy, President; Charles C. Green, III, Executive Vice President and Chief Financial Officer; E. Blake Hawk, General Counsel; and John Kelly, Chief Operating Officer of Crown Communication Corp.

        "Bidder Material Adverse Effect" means an Event which has had or is reasonably likely to have a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Bidder and its subsidiaries taken as










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a whole, except any such effect resulting from or arising in connection with
(a) this Agreement or the transactions contemplated hereby, (b) changes or conditions (including, without limitation, changes in technology, law, or regulatory or market environment) affecting the industry in which the owners or users of communications tower structures operate, or (c) changes in economic, regulatory or political conditions generally, (ii) the validity or enforceability of this Agreement or any of the Transaction Documents, or (iii) the ability of Bidder to perform its obligations under this Agreement or any of the Transaction Documents, but which shall not include the inability of Bidder to obtain financing with respect to the Transactions.

        "Bidder Member" is defined above in the preamble.

        "Bidder Offer" is defined in Section 9.3(a).

        "Bidder Preferred Stock" is defined in Section 5.3.5.

        "Bidder Services Agreement" is defined in Section 3.6.

        "Bidder's SEC Reports" is defined in Section 5.3.6.

        "Board of Representatives" is defined in Section 8.4.

        "Build-to-Suit Agreement" is defined in Section 3.5.

        "Business Plan" is defined in Section 8.2.12.

        "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, limited liability company agreement, joint venture agreement or similar document governing the entity.

        "Claim Notice" is defined in Section 10.5(a).

        "Claim Response" is defined in Section 10.5(a).

        "Closing" (and "Closings") is defined in Section 4.1(a).

        "Closing Date" is defined in Section 4.1.

        "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time, and any reference to



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any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

        "Consent Decree" means the Final Judgment (whether pending before or entered by the court) in United States v. Bell Atlantic Corp., Civil Number 1:99CV01119 in the United States District Court for the District of Columbia, as may be amended, modified or replaced after the date hereof (including, without limitation, any amendment, modification or replacement occurring as a result of the Bell Atlantic/Vodafone Transaction).

        "Contingent Obligations" is defined in Section 8.1.7.

        "Contract" means any written contract, agreement, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

        "Contributed Cash Distribution" is defined in Section 2.6.

        "Contributed Tower Value" is defined in Section 2A.9(b).

        "Conveyed Tower Structures" is defined in Section 2A.11(a).

        "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court, Governmental Authority or any arbitrator that is binding on any Person or its property under applicable Law.

        "CPI" means the Consumer Price Index for All Urban Consumers, U.S. City Average, for All Items (1982-1984 = 100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor, and any successor index. If the CPI is discontinued and there is no successor index, Thrasher shall in good faith select a comparable index to replace the CPI and the index selected by Thrasher shall be subject to Bidder's approval, which approval shall not be unreasonably withheld or delayed.

        "Deductible Amount" is defined in Section 10.6.

        "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

        "Dispute" is defined in Section 11.1.




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        "DOJ" means the United States Department of Justice, or any successor
Governmental Authority.

        "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title, option or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

        "Entity" means any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Governmental Authority.

        "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, created by Thrasher or the Transferring Entities at any Tower Site that did or does (a) require abatement or correction under an Environmental Law, (b) give rise to any civil or criminal Liability on the part of Thrasher under any Environmental Law relating to the use or occupancy of the Tower Sites or (c) constitute a public or private nuisance (it being understood that the mere presence of a Tower Structure shall not constitute a private or public nuisance).

        "Environmental Law" means all Laws, Court Orders and principles of common law relating to Hazardous Substances, pollution, protection of the environment or human health and safety.

        "Escrow Agent" means Citibank, N.A.

        "Escrow Fund" means the escrow fund in the principal amount of $50,000,000 established by Bidder on the date hereof with the Escrow Agent to secure Bidder's obligation to pay the Threshold Remedy to Thrasher and the Transferring Entities as set forth in Section 11.5A hereof.

        "Event" means the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

        "Excess Cash Distribution" is defined in Section 8.1.11.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Expiration Date(s)" is defined in Section 10.8.

        "FAA" means the Federal Aviation Administration, or any successor Governmental Authority.

        "FCC" means the Federal Communications Commission, or any successor Governmental Authority.

        "Final Closing" means the final Closing to occur under this Agreement.

        "Final Closing Date" means the date of the Final Closing.

        "Financing Distribution" is defined in Section 2.7.

        "Financing Documents" is defined in Section 2.7.

        "GAAP" is defined in Section 5.3.6.

        "Global Lease" is defined in Section 3.4.

        "Governmental Authority" means any federal, state, territorial, county, municipal, local or other government or governmental agency or body or any other type of regulatory body, whether domestic or foreign, including, without limitation, the DOJ, FCC and the FAA.

        "Governmental Permits" means all governmental approvals, permits, licenses, registrations, certificates of occupancy, approvals and other governmental authorizations.

        "Hazardous Substances" means any toxic, radioactive or hazardous gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety, including (a) any 'hazardous substances' as defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., (b) any 'extremely hazardous substance,' 'hazardous chemical' or 'toxic chemical' each as defined under the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq., (c) any 'hazardous waste' as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., (d) any 'pollutant' as defined under the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq. and (e) any regulated substance or waste under any Laws or Court Orders that have been enacted, promulgated or issued by any Governmental Authority concerning pollution, protection of the environment or human health and safety.

        "HoldCo" is defined above in the preamble.

        "HoldCo Operating Agreement" is defined in Section 2.2.

        "HoldCo Sub" is defined above in the preamble.

        "HoldCo Sub Capital Contribution" is defined in Section 2.5.

        "HoldCo Sub Operating Agreement" is defined in Section 2.3.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all regulations promulgated thereunder, as in effect from time to time, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

        "Included Additional Tower Structure" is defined in Section 2A.10(c).

        "Incurred Debt" is defined in Section 2A.9(b).

        "Indebtedness" is defined in Section 8.1.4.

        "Indemnified Party" is defined in Section 10.5(a).

        "Indemnified Thrasher Party" is defined in Section 10.2(a).

        "Indemnified OpCo Party" is defined in Section 10.1(a).

        "Indemnitor" is defined in Section 10.5(a).

        "Initial Closing" means the first Closing to occur under this Agreement.

        "Initial Closing Date" means the date of the Initial Closing.

        "Initial Closing Tranche" is defined in Section 4.1.

        "Initial Contributed Towers" is defined in Section 2A.9(b).

        "Initial Transferring Entities" means those Transferring Entities participating in the Initial Closing.

            "Intellectual Property" means any patents, patent applications, reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing, fictional business names, trade names, logos, registered and unregistered copyrights, copyright applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, technology rights and licenses, trade secrets, franchises, know-how, inventions and other intellectual property.

        "Later Contributed Tower" is defined in Section 2A.9(b).

        "Law" means any administrative, judicial, legislative or other statute, law, ordinance, regulation, rule, order, decree, writ award or decision (including, without limitation, the common law), including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

        "Leased Sites" is defined in the definition of "Tower Sites" in
Article 1.

        "Lender" means collectively the financial institutions from whom HoldCo Sub borrows the Incurred Debt.

        "Liability" means any direct or indirect liability, indebtedness, obligation, cost, expense, claim, loss, damage, deficiency, guaranty or endorsement of (other than endorsements for collection or deposit in the ordinary course of business) or by any Person.

        "Liquidated Claim Notice" is defined in Section 10.5(a).

        "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or formal governmental investigation or inquiry, counterclaim, whether at law or in equity.

        "Losses" is defined in Section 10.1(a).

        "Management Agreement" is defined in Section 2.4.

        "Maximum Indemnification" is defined in Section 10.6.

        "Minor Contract" is defined in Section 5.1.8.

        "Monthly Third Party Rent Shortfall" is defined in Section 2A.11(c).

        "Non-Assignable Contract" is defined in Section 2A.6.

        "OpCo" is defined above in the preamble.

        "OpCo Capital Contribution" is defined in Section 3.3(a).

        "OpCo Operating Agreement" is defined in Section 3.2.

        "OpCo Towers" is defined in Section 8.2.12(a).

        "Optional Bidder Phase I Report(s)" is defined in Section 6.2.5.

        "Ordinary course" or "ordinary course of business" means the ordinary course of conducting the ownership, operation, use and leasing of the Tower Structures by the Transferring Entities consistent with past practice.

        "Owned Sites" is defined in the definition of "Tower Sites" in Article
1.

        "Permitted Encumbrances" means (i) liens for current real or personal property taxes not yet due and payable, (ii) liens or other rights of third parties disclosed in the Schedules to Section 5.1, (iii) worker's, carrier's and materialman's liens not yet due and payable, (iv) with respect to Leased Sites (as defined below in the definition of Tower Sites), any liens placed upon such real property other than in connection with obligations or liabilities of the Transferring Entities, (v) easements, rights of way or similar grants of rights to a third party for access to or across any real property, including, without limitation, rights of way or similar rights granted to any utility or similar entity in connection with the provision of electric, water, sewage, telephone, gas or similar services, (vi) the Tower Leases (as defined in the definition of Tower Related Assets), (vii) all oil, gas and mineral leases and other rights to the extent such leases and rights shall not unreasonably interfere with the operation of the applicable Tower Site and (viii) liens that are immaterial in character, amount, and extent, and that do not detract from the value or interfere in any material respect with the present use of the properties they affect.

        "Permitted HoldCo Capital Contribution" is defined in Section 2.2(c).

        "Permitted HoldCo Sub Capital Contribution" is defined in Section
2.5(b).

        "Permitted Shares Value" is defined in Section 2A.9(b).

        "Permitted Updates" is defined in Section 6.1.2.

        "Prepaid Expenses" is defined in the definition of "Tower Related Assets" in Article 1.

        "Person" means any natural person or Entity.

        "Prime Rate" means the "Prime Rate" of interest, as published in the "Money Rates" table of The Wall Street Journal, Eastern Edition, from time to time.

        "Ready" is defined in Section 4.1(a).

        "Registration Rights Agreement" is defined in Section 7.1.1.

        "Required Thrasher Phase I Report(s)" is defined in Section 6.1.7.

        "Response Period" is defined in Section 10.5(a).

        "Rights Agreement" is defined in Section 5.3.15.

        "SEC" means the United States Securities and Exchange Commission or any successor Governmental Authority.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Site Leases" is defined in the definition of "Tower Sites" in Article
1.

        "Solvent" is defined in Section 8.1.2.

        "Swap Lease Agreement(s)" is defined in Section 8.6.

        "Taxes" (and "Taxable", which shall mean subject to Tax) means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority, whether domestic or foreign, including, without limitation, income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, capital gains, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, levies, charges, penalties or additions attributable to or imposed on or with respect to any such assessment).

        "Termination Fee" is defined in Section 11.5A.

        "Thrasher" is defined above in the preamble.

        "Thrasher Affiliate" means any Affiliate of Thrasher.

        "Thrasher Affiliate Member" has the meaning assigned to such term in the OpCo Operating Agreement.

        "Thrasher Assets" means (a) all Tower Structures; (b) all of Thrasher's and the Thrasher Affiliates' rights to all Tower Sites; (c) all Tower Related Assets; (d) all rights under any Governmental Permits (excluding FCC licenses) held exclusively with respect to the ownership or use of the Tower Structures or Tower Sites and not used or useful by the respective Thrasher Affiliate in any other part of its business and operations, to the extent such Governmental Permits are transferable to OpCo.

        "Thrasher Asset Holders" means collectively those Thrasher Affiliates that own the Thrasher Assets and the Thrasher Liabilities.

        "Thrasher Assumed Liabilities" is defined in Section 2A.3.

        "Thrasher Contracts" is defined in Section 5.1.8.

        "Thrasher Contributed Assets" is defined in Section 2A.1.

        "Thrasher Contributed Interest" is defined in Section 2A.9(b).

        "Thrasher Disclosure Memorandum" shall mean the written information entitled "GTE Wireless Incorporated Disclosure Memorandum" delivered prior to the date of this Agreement to Bidder describing in reasonable detail the matters contained therein.

        "Thrasher Entities" means collectively Thrasher and the Transferring Corporations.

        "Thrasher Excluded Assets" is defined in Section 2A.2.

        "Thrasher HoldCo Interest" is defined in Section 2.2(a).

        "Thrasher HoldCo Interest Purchaser" is defined in Section 9.5(b).

        "Thrasher Interest Value" is defined in Section 2.2(a).

        "Thrasher's knowledge" or "knowledge of Thrasher" or words of similar import means the actual knowledge, of any of the following persons who are employees of Thrasher, or an Affiliate of Thrasher, holding the position (as of the date hereof) indicated after their name (and any person succeeding to any such position prior to a Closing but only to the extent they acquired knowledge): Mark Feighner, President; Dan Mead, Vice President-Technology and Operations Support; Jack Reagan, Assistant Treasurer/Capital Markets, Thrasher Parent; Laura Binion, Vice President and General Counsel; and Jody Ruth, Vice President Finance and Planning.

        "Thrasher Liabilities" means (a) all Liabilities (other than any Thrasher Retained Liability) of Thrasher or the Transferring Entities under all Contracts and purchase orders included within the Thrasher Contributed Assets; (b) all Liabilities (other than any Thrasher Retained Liability) of Thrasher or the Transferring Entities in respect of the Thrasher Contributed Assets existing as of the applicable Closing Date; and (c) the rents, revenues, Taxes, charges and payments that are apportioned for the account of OpCo pursuant to Section 2A.8 hereof.

        "Thrasher Material Adverse Effect" means an Event which has had or is reasonably likely to have a material adverse effect on (i) the Thrasher Assets or which would materially increase the Thrasher Liabilities, in each case taken as a whole, except any such effect resulting from or arising in connection with (a) this Agreement or the transactions contemplated hereby,
(b) changes or conditions (including, without limitation, changes in technology, law, or regulatory or market environment) affecting the industry in which the owners or users of communications tower structures operate, or
(c) changes in economic, regulatory or political conditions generally, (ii) the validity or enforceability of this Agreement or any of the Transaction Documents, or (iii) the ability of Thrasher or any Transferring Entity to perform its obligations under this Agreement or any of the Transaction Documents.

        "Thrasher Members" means all Thrasher Affiliates owning interests in HoldCo.

        "Thrasher Offer" is defined in Section 9.4.

        "Thrasher Parent" means Thrasher Corporation, a Delaware corporation, including any successor thereto.

        "Thrasher Retained Interest" is defined in Section 3.3.

        "Thrasher Retained Liability" is defined in Section 2A.4.

        "Total Entity Value" is defined in Section 2.2(a).

        "Total Third Party Rent Commitment" is defined in Section 2A.11(a).

        "Tower Equipment Leases" is defined in the definition of "Tower Related Assets" in Article 1.

        "Tower Leases" is defined in the definition of "Tower Related Assets" in Article 1.

        "Tower Related Assets" shall mean (a) the leases of rights to use spaces on the Tower Structures that are identified in Annex III hereto and located on Tower Sites (hereinafter defined) (the "Tower Leases") and security deposits (if any) from tenants under the Tower Leases, (b) the Site Leases,
(c) all Contracts with respect to the management, operation, maintenance, servicing and construction of, and the provision of utility services to, the Tower Structures ("Tower Service Contracts"), (d) any existing leases (or licenses or other Contracts) of Thrasher or the Thrasher Asset Holders for equipment or other personal property which are Tower Structures ("Tower Equipment Leases"), (e) all prepaid items, unbilled costs and fees, and accounts, notes and other receivables under the Tower Service Contracts, Site Leases and Tower Equipment Leases as of the Closing Date ("Prepaid Expenses"),
(f) all rights to any warranties held by Thrasher or the Thrasher Asset Holders with respect to the Tower Structures or Tower Related Assets to the extent such rights are assignable, including those assignable with consent to the extent such consents are received, or, to the extent not so received, all amounts received by Thrasher or the Thrasher Asset Holders with respect to claims made after the applicable Closing Date with respect to such unassigned rights to any warranties, and (g) copies of, or extracts from, all current files and records of Thrasher or the Thrasher Asset Holders to the extent that such files or records contain information solely related to the design, construction, management, operation, maintenance, ownership, occupancy or leasing of the Thrasher Contributed Assets.

        "Tower Service Contracts" is defined in the definition of "Tower Related Assets" in Article 1.

        "Tower Sites" shall mean (i) the sites of the Tower Structures that are owned or leased by the Thrasher Asset Holders, including all fee, ground leasehold interests and easements pertaining to such tower sites owned by the Thrasher Asset Holders and shall include a fee ownership in the real property associated with the Tower Structures designated as "Owned Sites" in Annex I hereto but will specifically exclude any oil and mineral rights associated with any Owned Site, which rights will be retained by the Thrasher Asset Holders (provided that the exercise of those rights shall not interfere with the operation of any Tower Structure on the applicable real property) and, if the size of any such Owned Site exceeds the size reasonably required for the operation of the Tower already located thereon by OpCo (generally 100 feet by 100 feet), the portion of that Owned Site not necessary to such operation may, at the option of Thrasher, be retained by the Thrasher Asset Holders together with an adequate, lawful and permitted means of ingress and egress to and from such retained properties, and (ii) the leasehold interest in and to the real property associated with the Tower Structures designed as "Leased Sites" in Annex I hereto pursuant to the terms of the ground leases related thereto identified in Annex II (the "Site Leases").

        "Tower Structures" shall mean collectively (a) the communications tower structures situated at the locations that are identified on Annex I and owned or leased by the Thrasher Asset Holders, and (b) the communications tower structures (which, together with the communication tower structures specified in clause (a) above, shall not exceed 2,322) situated in the Areas and owned or leased by the Thrasher Asset Holders that may be added, at Thrasher's election, to Annex I (along with appropriate additions to Annex II and Annex III) after the date hereof (it being understood (x) that all representations, warranties, agreements and covenants relating to the communications tower structures specified in this clause (b) shall not apply to such communications tower structures until such time as they may be added to Annex I by Thrasher and (y) that if any matters are identified in any proposed addition to the Thrasher Disclosure Memorandum with respect to such communications tower structures Bidder may, at its sole discretion, exclude the addition of such communications tower structures to Annex I), in each case including the Thrasher Asset Holders' rights to all attached tower lighting equipment, alarm systems, grounding systems and physical improvements on each Tower Site, including fencing, along with any tenant leases, easement rights necessary for access to the Tower Structure and for location of the Tower Structure and guy wires, if any, associated therewith; provided however, such term does not include any equipment, property or other assets placed upon the Tower Structures or Tower Sites by third parties pursuant to Tower Leases or other Contracts or any Thrasher Excluded Assets.

        "Tranche" is defined in Section 4.1(a).

        "Transaction Documents" means, collectively, this Agreement, the Global Lease, the Build-to-Suit Agreement, the Bidder Services Agreement, the Management Agreement, and each of the other documents and agreements listed in Sections 4.2 and 4.3.

        "Transactions" means collectively the transactions contemplated by the Transaction Documents.

        "Transferring Corporations" means those corporations listed on Exhibit A hereto and which have joined in the execution and delivery of this Agreement by executing and delivering to Thrasher, the Transferring Partnerships, Bidder and Bidder Member, after the date hereto but prior to a Closing, a Joinder to Formation Agreement in the form attached hereto as Exhibit B (each, a "Joinder"). The Transferring Corporations are referred to individually herein as a "Transferring Corporation." Exhibit A is not attached to this Agreement as of the date hereof. Exhibit A shall be prepared by Thrasher at each Closing.

        "Transferring Entities" means collectively the Transferring Corporations and the Transferring Partnerships. The Transferring Entities are referred to individually herein as a "Transferring Entity."

        "Transferring Partnerships" means those partnerships that are listed on Exhibit A hereto and which have joined in the execution and delivery of this Agreement by executing and delivering to Thrasher, the Transferring Corporations, Bidder and Bidder Member, after the date hereof but prior to a Closing, a Joinder to Formation Agreement in the form attached hereto as Exhibit B-1 (each, a "Joinder"). The Transferring Partnerships are referred to individually herein as a "Transferring Partnership" Exhibit A is not attached to this Agreement as of the date hereof. Exhibit A shall be prepared by Thrasher at each Closing.

        "Transitional Services Agreement" is defined in Section 3.7.

        "Unliquidated Claim" is defined in Section 10.5(a).

        "Working Capital Contribution" is defined in Section 2A.9(b).


                                   ARTICLE 2

               FORMATION OF HOLDCO SUB AND HOLDCO, INCURRED DEBT

        2.1 Purpose of HoldCo and HoldCo Sub. The purpose of HoldCo Sub is to own 99.999% of the percentage interests in OpCo, to perform its duties under the Management Agreement, to make the distributions that it is obligated to make under this Agreement, to incur the Incurred Debt, if applicable, and to conduct all business activities related thereto. The purpose of HoldCo is to own 100% of the percentage interests in HoldCo Sub and the Bidder Contributed Shares, if applicable.

        2.2 Formation of HoldCo; Issuances of Membership Interests in HoldCo. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties and covenants contained herein, at the Initial Closing, (i) Thrasher, the Initial Transferring Entities and Bidder Member shall form HoldCo by filing an appropriate certificate of formation with the Secretary of State of the State of Delaware, and (ii) certain Thrasher Affiliates and Bidder Member shall execute and deliver the HoldCo Operating Agreement in the form attached hereto as Exhibit 2.2 (the "HoldCo Operating Agreement"). In exchange for the Transferring Entities' contributions of the Thrasher Contributed Assets and the Thrasher Assumed Liabilities and the Bidder Member's contributions of the Bidder Contributed Cash and the Bidder Contributed Shares, if applicable as set forth in Article 2A:

        (a) At each Closing, HoldCo shall issue to the Transferring Entities an ownership interest in HoldCo, which ownership interest shall be apportioned among the Transferring Entities as set forth on Exhibit A-1 (which shall be delivered by Thrasher after the date hereof at each Closing), such that the aggregate percentage interests of the Thrasher Members shall be equal to the Thrasher Interest Value divided by Total Entity

Value. "Thrasher Interest Value," as of any Closing, shall be equal to the sum of (i) the product of (A) $80,402.23 and (B) the number of Initial Contributed Towers actually contributed on or prior to the date of such Closing, plus (ii) the product of (A) $23,559.02 and (B) the number of Later Contributed Towers actually contributed on or prior to the date of such Closing, plus (iii) the Permitted Shares Value computed for all Bidder Contributed Shares actually contributed (and not previously distributed to any Thrasher Member) on or prior to the date of such Closing. "Total Entity Value" means an amount equal to (A) the aggregate Working Capital Contribution (including any Permitted HoldCo Capital Contribution), plus (B) the aggregate Contributed Tower Value, plus (C) the Permitted Shares Value computed for all Bidder Contributed Shares actually contributed (and not previously distributed to any Thrasher Member) on or prior to the date of such Closing, minus (D) the aggregate amount of Incurred Debt. In the event that any Bidder Contributed Shares are distributed to any Thrasher Member, the Thrasher HoldCo Interest shall be adjusted in accordance with the HoldCo Operating Agreement. The Transferring Entities' total percentage interest in HoldCo, as may be adjusted, is herein referred to as the "Thrasher HoldCo Interest." Exhibit A-1 is not attached to this Agreement as of the date hereof. Exhibit A-1 shall be prepared by Thrasher based upon the entities that become Transferring Entities. Thrasher shall deliver Exhibit A-1, as may be amended at each Closing, to Bidder and the Transferring Entities at each Closing.

        (b) At each Closing, HoldCo shall issue to Bidder Member ownership interests equal to the difference between (A) 100% and (B) the Thrasher HoldCo Interest, as adjusted to give effect to such Closing, expressed as a percentage. Bidder Member's percentage interest in HoldCo, as may be adjusted, is herein referred to as the "Bidder HoldCo Interest."

        (c) At any time after the Initial Closing, Bidder Member shall have the right (but not the obligation) to contribute additional cash to HoldCo in exchange for membership interests in HoldCo (a "Permitted HoldCo Capital Contribution"); provided, however, Bidder Member may not make a Permitted HoldCo Capital Contribution to the extent such Permitted HoldCo Capital Contribution (assuming for purposes of such documentation that no Bidder Contributed Shares are held by HoldCo) would result in the Thrasher HoldCo Interest being decreased to a percentage interest less than 10.0% as a result of any such Permitted HoldCo Capital Contribution or Permitted HoldCo Capital Contributions (assuming that no Bidder Contributed Shares have been contributed to or are held by HoldCo). For purposes of determining adjustments to the respective percentage interests of the parties, such Permitted HoldCo Capital Contribution shall be treated in the same manner as a Working Capital Contribution.

        2.3 Formation of HoldCo Sub. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties and covenants contained herein, at the Initial Closing (a) Thrasher, the Initial Transferring Entities and

Bidder Member shall cause HoldCo to form HoldCo Sub by filing an appropriate certificate of formation with the Secretary of State of the State of Delaware, and (b) HoldCo shall execute and deliver the HoldCo Sub Operating Agreement in the form attached hereto as Exhibit 2.3 (the "HoldCo Sub Operating Agreement").

        2.4 Management Agreement. At the Initial Closing, OpCo and HoldCo Sub shall execute and deliver a Management Services Agreement, in the form attached hereto as Exhibit 2.4, pursuant to which HoldCo Sub shall manage and lease OpCo's assets (the "Management Agreement").

        2.5 Contributions to HoldCo Sub; Issuances of Membership Interests in HoldCo Sub.

        (a) At each Closing, HoldCo shall contribute the Thrasher Contributed Assets and the Thrasher Assumed Liabilities and the Working Capital Contribution conveyed at such Closing to HoldCo Sub (each a "HoldCo Sub Capital Contribution") in exchange for membership interests as follows. At the Initial Closing, HoldCo Sub shall issue to HoldCo a 100% percentage interest in HoldCo Sub. At each Subsequent Closing, HoldCo's percentage interest in HoldCo Sub in the aggregate shall remain unchanged.

        (b) At any time after the Final Closing, in the event that Bidder Member elects to make a Permitted HoldCo Capital Contribution, immediately after such Permitted HoldCo Capital Contribution is made to HoldCo, HoldCo shall contribute an amount in cash equal to the Permitted HoldCo Capital Contribution to HoldCo Sub (a "Permitted HoldCo Sub Capital Contribution").

        2.6 Contributed Cash Distributions. At each Closing, HoldCo shall immediately make a cash distribution to the Transferring Entities equal to the Bidder Contributed Cash (excluding the Working Capital Contribution) contributed at such Closing by Bidder Member, which distribution shall be apportioned among the Transferring Entities as set forth on Exhibit A-1 (which shall be delivered by Thrasher after the date hereof at each Closing). Each of such distributions shall be referred to herein as a "Contributed Cash Distribution".

        2.7 Financing. Bidder shall have the right (but not the obligation) to cause HoldCo Sub to consummate a financing in an amount not to exceed the aggregate Incurred Debt for the sole purpose of funding, in whole or in part, one or more Closings after the formation of OpCo, HoldCo Sub and HoldCo. The proceeds of the Incurred Debt shall be used to make a distribution of an amount in cash equal to the principal amount of such Incurred Debt to HoldCo immediately after such Closing, which will then immediately distribute such cash to the Transferring Entities (the "Financing Distribution"), which Financing Distribution shall be apportioned among the Transferring

Entities as set forth on Exhibit A-1 (which shall be delivered by Thrasher after the date hereof at each Closing). The terms and conditions of the documents evidencing any Incurred Debt (the "Financing Documents") shall include those set forth on Exhibit 2.7 attached hereto, and the inclusion of such terms and conditions shall be a condition precedent to HoldCo Sub incurring any Incurred Debt. The direct or indirect modification, amendment or prepayment of any Incurred Debt shall be subject to the provisions of Section 3.8(e) of the HoldCo Sub Operating Agreement.


                                  ARTICLE 2A
                            CONTRIBUTIONS TO HOLDCO

        2A.1 Contribution of Thrasher Contributed Assets . Subject to the terms and conditions of this Agreement, at each Closing, each of the Transferring Entities shall grant, contribute, convey, assign, transfer and deliver to HoldCo, and HoldCo shall acquire and accept the contribution from each of the Transferring Entities, all right, title and interest of the respective Transferring Entity in and to all of the assets, properties and rights of the respective Transferring Entity specifically set forth below in this Section 2A.1 (collectively, the "Thrasher Contributed Assets"), free and clear of all Encumbrances (other than Permitted Encumbrances), as the same shall exist on the applicable Closing Date:

        (a) all Tower Structures to be conveyed at such Closing;

        (b) all of Thrasher's rights to all Tower Sites to be conveyed at such Closing;

        (c) all Tower Related Assets to be conveyed at such Closing; and

        (d) all rights under any Governmental Permits (excluding FCC licenses) held exclusively with respect to the ownership or use of the Tower Structures or Tower Sites and not used or useful by the respective Transferring Entity in any other part of its business and operations, to the extent such Governmental Permits are transferable to HoldCo.

        The provisions of this Section 2A.1 are subject to the provisions of Sections 2A.8, 2A.10 and 6.1.7.

        2A.2 Excluded Assets. Notwithstanding anything to the contrary in
Section 2A.1, the Thrasher Contributed Assets relating to such Closing shall not include any of the following (collectively, the "Thrasher Excluded Assets"):

        (a) any communications antennae, microwave transmitters or receivers, wiring, devices, switches, generators or other communications equipment, or any buildings, shelters or other structures housing such equipment with respect to such Tower Structures and Tower Sites;

        (b) The applicable Transferring Entities' rights to the real estate on which switch equipment of Thrasher or its Affiliates is located;

        (c) corporate seals, Charter Documents, minute books, stock books, tax returns, property tax records (provided, however, that copies of the property tax records relating to the Thrasher Contributed Assets are provided to Bidder), books of account and other financial records of Thrasher or the respective Transferring Entity, sales and marketing catalogs, brochures and advertising material, the names "Thrasher," and all other names under which Thrasher, any Transferring Entity, or any of their respective Affiliates conducts business;

        (d) all Intellectual Property of Thrasher or any Affiliate of Thrasher or any Transferring Entity, other than plans and specifications of the Tower Structures and data (in electronic or machine-readable form) with respect to third party tenants and lessors with respect to the Tower Structures;

        (e) any equipment or transmissions systems used by Thrasher or the Transferring Entities for the remote monitoring of the Tower Structures;

        (f) any assets, properties or rights which are not exclusively Thrasher Contributed Assets;

        (g) the rights that accrue or will accrue to Thrasher and the Transferring Entities under this Agreement or any of the other Transaction Documents, including the consideration paid or to be paid to Thrasher and the Transferring Entities hereunder;

        (h) any claims or rights against third parties except solely to the extent such claims or rights relate to the Thrasher Assumed Liabilities or the Thrasher Contributed Assets;

        (i) any and all rights retained by and/or granted to Thrasher or any Thrasher Affiliate pursuant to the Global Lease;

        (j) the assets specified in Section 2A.2 of the Thrasher Disclosure Memorandum;

        (k) all rights under FCC licenses;

        (l) any of the assets specified in any of the Annexes that are owned or leased by any entity that does not become a Transferring Entity; and

        (m) any Tower Sites (and all Tower Structures, Tower Related Assets and other Thrasher Contributed Assets associated with such Tower Sites) excluded from the Thrasher Contributed Assets pursuant to Sections 2A.5, 2A.6 and 6.1.7 below.

The provisions of this Section 2A.2 are subject to the provisions of Section
2A.8.

        2A.3 Assumption of Thrasher Assumed Liabilities. Subject to Section 2A.4, as of each Closing, HoldCo shall acquire the Thrasher Contributed Assets to be conveyed at such Closing subject only to, and shall undertake, assume, perform and otherwise pay, satisfy and discharge, and on the terms set forth in Article 10 hold Thrasher (and the Transferring Entities, as applicable) harmless from, the following Liabilities (collectively, the "Thrasher Assumed Liabilities"):

        (a) all Liabilities (other than any Thrasher Retained Liability) of Thrasher or the Transferring Entities under all Contracts and purchase orders included within the Thrasher Contributed Assets to be conveyed at such Closing;

        (b) all Liabilities (other than any Thrasher Retained Liability) of Thrasher or the Transferring Entities in respect of the Thrasher Contributed Assets to be conveyed at such Closing; and

        (c) the rents, revenues, Taxes, charges and payments that are apportioned for the account of HoldCo pursuant to Section 2A.8 hereof.

        2A.4 Limitations on Assumption of Liabilities. Notwithstanding Section 2A.3, HoldCo is not assuming under this Agreement any Liabilities that are not specifically described in Section 2A.3 or any of the following (each, a "Thrasher Retained Liability"): (i) any Liabilities arising out of any breach by Thrasher or any of the Transferring Entities prior to the applicable Closing of any provision of any Contract; (ii) any product liability or similar claim for injury to any Person or property, regardless of when made or asserted, that arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Thrasher or any of the Transferring Entities, or alleged to have been made by Thrasher or any of the Transferring Entities, or which is imposed or asserted to be imposed by operation of Law in connection with any service performed or product sold or leased by or on behalf of Thrasher or any of the Transferring Entities prior to the applicable Closing; (iii) any federal, state, local or foreign income or other Tax payable with respect to the Thrasher Contributed Assets or other properties or operations of Thrasher or any member of any affiliated group of which Thrasher is a member for any period prior to the applicable Closing; (iv) any Liabilities arising prior to or as a result of the applicable Closing to or with respect to any agents or independent contractors of Thrasher or any of the Transferring Entities; (v) any Liabilities of Thrasher or any of the Transferring Entities arising from or incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the other Transaction Documents and the Transactions except as otherwise specifically provided herein and therein;
(vi) any Liabilities, whether known or unknown, arising from or related to (A) any violation prior to the applicable Closing of Environmental Laws by Thrasher or any of the Transferring Entities relating to the ownership, use or occupancy of the Thrasher Contributed Assets by Thrasher or any of the Transferring Entities, or any Environmental Condition caused by Thrasher or any of the Transferring Entities existing prior to the applicable Closing, or
(B) any Environmental Condition (which for purposes of this Section 2A.4(vi)(B) shall have the meaning set forth in Article 1 except that the phrase "created by Thrasher or the Transferring Entities" shall be treated as deleted from such definition) at any of the Tower Sites included in the Thrasher Contributed Assets and which is revealed by any of the Required Thrasher Phase I Reports, (vii) Events occurring on or after the date hereof but prior to the applicable Closing Date in connection with the ownership, possession, occupancy, use and operation of the Thrasher Contributed Assets,
(viii) except to the extent specifically included in the Assumed Liabilities, any and all costs, expenses or payments associated with the completion of construction of Tower Structures located on Tower Sites to be conveyed hereunder, except to the extent that Bidder and Thrasher have agreed to modifications to such Tower Structures in which case the cost of such modifications shall be included in the Thrasher Assumed Liabilities, and (ix) the rents, revenues, Taxes, charges and payments that are apportioned for the account of Thrasher pursuant to Section 2A.8 hereof.

        2A.5 Assignment or Subcontracting of Purchased Contracts. Thrasher will use commercially reasonable efforts to obtain any required consents to the assignment to HoldCo of Contracts or any other assets included in the Thrasher Contributed Assets. To the extent that any such required consent to the assignment of any such Contract or asset is not obtained prior to the Closing relating to such Contracts or other assets, Thrasher will subcontract to HoldCo the performance of all obligations and the right to receive prior to the Closing relating to such Contracts or other assets all benefits thereunder. To the extent the consent of the counterparty to such subcontracting is required under the terms of any such Contract or asset, Thrasher will use commercially reasonable efforts to obtain such consent; and Thrasher will not subcontract as described in the immediately preceding sentence in those cases, if any, in which subcontracting is expressly prohibited. If Thrasher is precluded from subcontracting in accordance with the foregoing or entering into a substantially similar relationship, the subject Contract or asset shall not be included in the Thrasher Contributed Assets, and the Liabilities under such Contract shall not be included in the Thrasher Assumed Liabilities.

        2A.6 Consent of Third Parties. Nothing in this Agreement shall be construed as an attempt by Thrasher or the Transferring Entities to assign to HoldCo pursuant to this Agreement any Contract, Governmental Permit, franchise, claim or asset included in the Thrasher Contributed Assets that is by its terms or by Law nonassignable without the consent of any other party or parties, unless such consent or approval shall have been given, or as to which all the remedies for the enforcement thereof available to Thrasher or the Transferring Entities would not by Law pass to HoldCo as an incident of the assignments provided for by this Agreement (a "Non-Assignable Contract"). To the extent that any consent in respect of, or a novation of, a Non-Assignable Contract has not been obtained, Thrasher shall continue to use commercially reasonable efforts to obtain any such consent or novation until such time as it shall have been obtained, and Thrasher shall use commercially reasonable efforts to cooperate with HoldCo to provide that HoldCo shall receive the interest of Thrasher or the Transferring Entities in the benefits under such Non-Assignable Contract including performance by Thrasher or the Transferring Entities as agent if commercially reasonable, provided that HoldCo shall undertake to pay or satisfy the corresponding Liabilities under the terms of such Non-Assignable Contract to the extent that HoldCo would have been responsible therefor if such consent or approval had been obtained. If, despite such efforts, Thrasher or the Transferring Entities are unable to provide HoldCo with the interest of Thrasher or the Transferring Entities in the benefits under any such Non-Assignable Contract, such Non-Assignable Contract shall not be included in the Thrasher Contributed Assets, and the Liabilities under such Non-Assignable Contract shall not be included in the Thrasher Assumed Liabilities, in each case until such time as Thrasher or the Transferring Entities are able to provide HoldCo with the interest of Thrasher or the Transferring Entities in such benefits or Thrasher or the Transferring Entities obtain the aforesaid consent or novation with respect to the Non-Assignable Contract.

        2A.7 Bulk Transfer Laws. Bidder, Bidder Member and HoldCo each hereby waive compliance by Thrasher and the Transferring Entities with the provisions of any and all Laws relating to bulk transfer in connection with the sale of the Thrasher Contributed Assets. Thrasher shall indemnify HoldCo from and against any and all Liabilities (including reasonable attorneys' fees) arising out of noncompliance with such bulk transfer Laws.

        2A.8 Certain Apportionments. Notwithstanding any provision to the contrary in this Article 2A or elsewhere in this Agreement, at the Final Closing the following items shall be apportioned between Thrasher and the Transferring Entities, on the one hand, and HoldCo, on the other hand, with such adjustments to be made as of each Closing Date by the party that on a net basis owes money to the other party under this Section 2A.8 by wire transfer of immediately available funds to such accounts as such other party shall relating to such Closing specify in writing: (a) rents and revenues under all Contracts included in the Thrasher Contributed Assets relating to such Closing; (b) Prepaid Expenses relating to such Closing; (c) federal, state, local or foreign Taxes (other than income taxes or transfer taxes, which are covered under Section 11.4 hereof) payable with respect to the Thrasher Contributed Assets relating to such Closing; and (d) charges and payments under all Contracts included in the Thrasher Contributed Assets relating to such Closing. Such apportionments shall be made pro rata on a per diem basis as of the applicable Closing Date so that all such rents, revenues, Taxes, charges and payments attributable to the period prior to such Closing Date are for the account of Thrasher; and all such rents, revenues, Taxes, charges and payments attributable to the period from and after such Closing Date are for the account of HoldCo. If any of the aforesaid apportionments cannot be calculated accurately on the Final Closing Date, then the same shall be calculated and adjusted once by Thrasher and HoldCo after the Final Closing Date in accordance with the following procedures. Within five business days after the last day of the third full calendar month following the Final Closing Date, Thrasher and HoldCo shall exchange their respective post-Closing calculations of such apportionments. Thrasher and HoldCo shall in good faith agree upon the post-Closing apportionments on or before the last day of the fourth full calendar month following the Final Closing Date. If at the end of such period, Thrasher and HoldCo cannot agree on the post-Closing apportionments, Thrasher and HoldCo shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute. The Accounting Firm shall be PriceWaterhouseCoopers LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Thrasher and HoldCo in writing. The Accounting Firm shall be instructed to, within thirty (30) days after the submission of any disputed matters, review and resolve all such disputed matters and to report its resolution thereof to Thrasher and HoldCo, and such report shall be final, binding and conclusive on Thrasher and HoldCo with respect to all such disputed matters. The fees and expenses of the Accounting Firm incurred pursuant to this Section 2A.8 shall be borne fifty percent (50%) by Thrasher and fifty percent (50%) by HoldCo. No other post-Closing apportionments shall be made by the parties. Either party owing the other party a sum of money based on the agreed-upon post-Closing apportionments shall pay said sum to the other party on or before the last day of the fifth full calendar month following the Final Closing Date. If payment of any such amount is not paid when due, interest shall accrue on the past due amount at a rate equal to the Prime Rate plus two percent (2%) per annum from the due date to the date of payment. The aforesaid post-Closing adjustment shall be the only post-Closing adjustment of the items to be apportioned under this Section 2A.8. The provisions of this Article 2A shall not affect the obligations of Thrasher and HoldCo under this Agreement with respect to the Thrasher Retained Liabilities and the Thrasher Assumed Liabilities, respectively.

        2A.9 Contribution of Bidder Contributed Cash and Bidder Contributed Shares.

        (a) Subject to the prorations set forth in Section 2A.8, at each Closing, Bidder shall contribute to HoldCo in exchange for membership interests specified in Section 2.3 an amount equal to the Bidder Contributed Cash applicable to such Closing.

        (b) For purposes of this Agreement, the following terms shall have the meanings indicated:

            (i) "Bidder Contributed Cash" means the amount equal to (A) the Contributed Tower Value for such Closing, plus, (B) the Working Capital Contribution for such Closing, minus (C) the Thrasher Contributed Interest for such Closing, minus (D) the Permitted Shares Value for such Closing, minus (E) the Incurred Debt for such Closing.

            (ii) "Thrasher Contributed Interest" means (A) $80,402.23 for each Initial Contributed Tower and (B) $23,559.02 for each Later Contributed Tower.

            (iii) "Incurred Debt" means the debt actually incurred by HoldCo
                  Sub and ultimately distributed to the Transferring Entities at a Closing pursuant to the terms of this Agreement, which debt, together with all previously incurred Incurred Debt, shall not exceed the product of (A) the aggregate number of Tower Sites conveyed to HoldCo on or prior to such Closing, and (B) $86,132.64.

            (iv) "Working Capital Contribution" means $25,000,000 with respect to the Initial Closing and $0 at each subsequent Closing.

            (v) "Contributed Tower Value" means the product of (A) $390,000 and (B) the number of Tower Sites conveyed to HoldCo at such Closing.

            (vi) "Permitted Shares Value" means the product of (A) $18.655 (subject to appropriate adjustment for stock splits, dividends, reclassification and similar changes in the capital stock of Bidder occurring after the date hereof but prior to the Final Closing) and (B) the number of Bidder Contributed Shares contributed at such Closing, if any, pursuant to Section 2A.9(c) below.

          (vii) "Initial Contributed Tower" means any of the first 895 Tower Sites contributed to HoldCo.

          (viii) "Later Contributed Tower" means any of the Tower Sites, up to a total of 1,427 Tower Sites, contributed to HoldCo after the contribution to HoldCo of 895 Tower Sites.

        (c) At any Closing at which Later Contributed Towers are being contributed, Bidder Member shall have the right (but not the obligation) (the "Bidder Contributed Shares Option") to contribute such number of shares of Bidder Common Stock (the "Bidder Contributed Shares") to HoldCo as it shall determine in its discretion; provided, however, that the number of Bidder Contributed Shares being contributed at any Closing, together with the number of all previously contributed Bidder Contributed Shares, shall not exceed (i) the product of (A) the aggregate number of Later Contributed Towers conveyed on or prior to such Closing and (B) $70,077.08, divided by (ii) $18.655 (subject to appropriate adjustment for stock splits, dividends, reclassifications and similar changes in the capital stock of Bidder occurring after the date hereof but prior to the Final Closing). Bidder shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates evidencing any Bidder Contributed Shares. Bidder shall at its expense promptly file all necessary listing applications and other filings necessary to cause the Bidder Contributed Shares to be listed on The NASDAQ Stock Market. Bidder shall at its expense make all required state "Blue Sky" filings in connection with the issuance of the Bidder Contributed Shares and the contribution thereof to HoldCo in connection with the provisions of this Agreement. Each certificate for any Bidder Contributed Shares or successor securities shall bear the following legend:

        THESE SECURITIES (I) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION HEREOF, AND (II) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO THE EXTENT APPLICABLE, RULE 144 OR ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (C) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate and reasonably acceptable to Bidder, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

        2A.10 Adjustments Based Upon Transfer of More than 2,322 Tower
Structures.

        (a) Thrasher and the Transferring Entities may transfer to Bidder assets and liabilities or economic benefits relating to more than 2,322 Tower Structures ("Additional Tower Structures"). The consideration to be paid, distributed and issued to Thrasher and the Transferring Entities under this Agreement with respect to such Additional Tower Structures shall be increased by an amount (the "Additional Consideration") equal to the product determined by multiplying (i) $390,000 by (ii) the number of Additional Tower Structures in excess of 2,322. Such Additional Consideration shall be provided by increasing the Thrasher HoldCo Interest provided, however, that such adjusted interest must be less than 50%. If the amount of the Additional Consideration is such that the Thrasher HoldCo Interest, as adjusted pursuant to this
Section 2A.10, would be greater than or equal to 50%, the Thrasher HoldCo Interest shall be adjusted to 49.9% and Bidder and Thrasher shall agree upon the form of additional consideration to be provided by Bidder, which may include an increase of the Bidder Contributed Cash and an increase in the number of Bidder Contributed Shares. The Thrasher HoldCo Interest thereafter shall be equal to (i) the sum of (A) the product of (1) the number of Additional Tower Structures and (2) $390,000 (adjusted downward to account for any additional consideration as appropriate provided by Bidder in accordance with the prior sentence) and (B) Thrasher Interest Value, divided by (ii) the Total Entity Value (giving effect to value attributable to the contribution of the Additional Tower Structures). The Bidder HoldCo Interest shall be adjusted downward such that the Bidder HoldCo Interest equals (a) 100%, minus (ii) the Thrasher HoldCo Interest, as calculated in the preceding sentence, expressed as a percentage.

        (b) Notwithstanding anything to the contrary in this Agreement, OpCo shall not be obligated to acquire any Additional Tower Structures pursuant to this Agreement if such Additional Tower Structures are not Included Additional Tower Structures.

        (c) As used in this Agreement, the term "Included Additional Tower Structures" shall mean all Additional Tower Structures that meet any of the following criteria: (i) any Tower Structure that is substantially complete and for which all Governmental Permits that are required for the construction thereof have been secured, (ii) any Tower Structure that is planned, but not yet constructed, and for which a Tower Site has been secured and all Governmental Permits that are required for the construction thereof have been secured and (iii) any Tower Structure for which Thrasher has not secured a required consent or approval to the assignment of the related Site Lease to HoldCo at the Closing, but for which Thrasher or a Transferring Entity is nonetheless able to deliver to HoldCo the interest of Thrasher or the applicable Transferring Entity in the economic benefits of the Tower Structure pursuant to Section 4.1.

        2A.11 Adjustments Based Upon Revenue Run Rate of Towers in a Tranche.

        (a) For purposes of this Agreement, the total annualized monthly rents receivable from third party tenants for all of the 2,322 Tower Structures to be conveyed by the Transferring Entities to HoldCo hereunder is $6,100,000 (the "Total Third Party Rent Commitment"). At the Final Closing, Thrasher and Bidder shall determine the annualized aggregate rents (the "Actual Third Party Rents") for all of the Tower Structures conveyed by the Transferring Entities at the Final Closing and all prior Closings calculated as of the Closing Date that each Tower Structure was conveyed by the Transferring Entities to HoldCo hereunder (the "Conveyed Tower Structures").

        (b) If at the Final Closing, the Actual Third Party Rents equal or exceed the product of (i) the quotient of the number of Conveyed Tower Structures, divided by 2,322 and (ii) Total Third Party Rent Commitment (the "Adjusted Third Party Rent Commitment"), there shall be no amounts owing by Thrasher to HoldCo, or by HoldCo to Thrasher, on account of the amount of rents receivable from third party tenants for the Conveyed Tower Structures.

        (c) If at the Final Closing, the Actual Third Party Rents are less than the Adjusted Third Party Rent Commitment, then the following provisions of this subsection (c) shall apply from and after the Final Closing Date until such time that the Actual Third Party Rents equal or exceed the Adjusted Third Party Rent Commitment. On the first day of each calendar month, HoldCo shall calculate the difference between the monthly Actual Third Party Rents (expressed in a monthly amount, determined by dividing the Actual Third Party Rents by 12) and the monthly Adjusted Third Party Rent Commitment (expressed in a monthly amount, determined by dividing the Adjusted Third Party Rent Commitment by 12) as of such date. On or before the tenth day of such month, HoldCo shall deliver to Thrasher an invoice for the difference so calculated (the "Monthly Third Party Rent Shortfall"), which shall be accompanied by reasonable evidence supporting HoldCo's calculation of the Monthly Third Party Rent Shortfall. Thrasher shall pay each such invoice within 30 days after Thrasher's receipt of the invoice.

        (d) Amounts payable by Thrasher under Section 8.6 below shall be counted as rents receivable from third party tenants for the Tranche Towers for purposes of determining the Actual Third Party Rents for the Tranche Towers under this
Section 2A.11.

        2A.12. Method of Contributing Thrasher Contributed Assets and Thrasher Assumed Liabilities. In light of the fact that the contributions of the Thrasher Contributed Assets and the Thrasher Assumed Liabilities shall be immediately contributed by HoldCo to HoldCo Sub, as capital contributions by HoldCo to HoldCo Sub, which in turn will immediately contribute such Thrasher Contributed Assets and Thrasher Assumed Liabilities to OpCo as capital contributions by HoldCo Sub to OpCo, the parties hereby agree that each of the contributions by the Transferring Entities to HoldCo pursuant to this Article 2A shall be effected, for convenience purposes, as a transfer by such Transferring Entities of legal title to the Thrasher Contributed Assets and the Thrasher Assumed Liabilities directly to OpCo.


                                   ARTICLE 3

                               FORMATION OF OPCO

        3.1 Purpose of OpCo. The purpose of OpCo is (a) to acquire and retain ownership of, and maintain and operate, the Thrasher Contributed Assets and the Working Capital Contribution, (b) to assume, perform and discharge the Thrasher Assumed Liabilities, (c) to perform all obligations under the Global Lease, (d) to perform all obligations under the Build-to-Suit Agreement and
(e) to make space on the communications towers owned by OpCo from time to time available for lease by HoldCo Sub to third parties on behalf of OpCo pursuant to a Management Agreement.

        3.2 Formation of OpCo. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties and covenants contained herein, at the Initial Closing (a) Thrasher Affiliate Member and Bidder Member shall cause HoldCo Sub to form OpCo by filing an appropriate certificate of formation with the Secretary of State of the State of Delaware, and (b) the Thrasher Affiliate Member Bidder Member shall execute and deliver the OpCo Operating Agreement in the form attached hereto as
Exhibit 3.2 (the "OpCo Operating Agreement").

        3.3 Contributions to OpCo; Issuances of Membership Interests in OpCo.

        (a) At each Closing, HoldCo Sub shall contribute the Thrasher Contributed Assets and the Thrasher Assumed Liabilities and the Working Capital Contribution conveyed at such Closing to OpCo (each an "OpCo Capital Contribution") in exchange for membership interests as follows. At the Initial Closing, OpCo shall issue to HoldCo Sub a 99.999% percentage interest in OpCo and the remaining .001% percentage interest in OpCo shall be issued to the Thrasher Affiliate Member (the "Thrasher Retained Interest") in exchange for the contribution of $9,300 by the Thrasher Affiliate Member to OpCo. At each subsequent Closing, notwithstanding HoldCo Sub's additional contributions to OpCo, HoldCo Sub's percentage interest in OpCo in the aggregate, and the Thrasher Retained Interest shall remain unchanged. The Thrasher Retained Interest shall be held at all times directly by a single Thrasher Member (subject to a pledge arrangement in favor of the Lender in connection with Incurred Debt, if any).

        (b) At any time after the Final Closing, in the event that Bidder Member elects to make a Permitted HoldCo Capital Contribution, immediately after the resulting Permitted HoldCo Sub Capital Contribution, HoldCo Sub shall contribute an amount in cash equal to the Permitted HoldCo Sub Capital Contribution to OpCo in exchange for additional membership interests in OpCo. In such circumstance, the HoldCo percentage interest in OpCo and the Thrasher Retained Interest shall each remain unchanged.

        3.4 Global Lease Agreement. At the Initial Closing, OpCo, Thrasher (for itself and on behalf of the Transferring Partnerships) and certain Thrasher Affiliates shall execute and deliver the Global Lease Agreement in the form attached hereto as Exhibit 3.4 (the "Global Lease") pursuant to which OpCo shall lease to Thrasher, the Transferring Partnerships and certain Thrasher Affiliates space on certain communications towers.

        3.5 Build-to-Suit Agreement. At the Initial Closing, OpCo, Thrasher (for itself and on behalf of the Transferring Partnerships) and certain Thrasher Affiliates shall execute and deliver the Build-to-Suit Agreement in the form attached hereto as Exhibit 3.5 (the "Build-to-Suit Agreement") pursuant to which Thrasher, the Transferring Entities and certain Thrasher Affiliates shall offer to OpCo and HoldCo Sub from time to time the right to build tower structures on the terms and conditions described therein.

            3.6 Bidder Services Agreement. At the Initial Closing, Bidder, HoldCo Sub and OpCo shall execute and deliver a Services Agreement in the form attached hereto as Exhibit 3.6, pursuant to which Bidder shall offer to OpCo and HoldCo Sub certain services with respect to the tower structures owned by OpCo and HoldCo Sub on the terms and conditions described therein (the "Bidder Services Agreement").

        3.7 Transitional Services Agreement. At the Initial Closing, if Thrasher and Bidder determine that such an agreement should be entered into, Thrasher, OpCo and HoldCo Sub shall execute and deliver the Transitional Services Agreement in the form attached hereto as Exhibit 3.7, pursuant to which Thrasher shall offer to OpCo and HoldCo Sub certain services with respect to the transition of the Thrasher Contributed

Assets to OpCo on the terms and conditions described therein (the
"Transitional Services Agreement").


                                   ARTICLE 4

                                   CLOSINGS

        4.1 Closings.

        (a) Subject to prior termination of this Agreement pursuant to Section 11.5, the contribution of the Thrasher Contributed Assets and the Thrasher Assumed Liabilities and the contribution of the Bidder Contributed Cash to HoldCo and the consummation of the other transactions contemplated by this Agreement shall occur in multiple closings (individually, a "Closing," and collectively, the "Closings"), and each such Closing shall take place at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, at such times and on such dates (each, the "Closing Date"), as specified below:

            (i) Subject to the provisions of Section 2A.12, the contribution of the Thrasher Contributed Assets and the Thrasher Assumed Liabilities to HoldCo shall be accomplished in multiple tranches (each a "Tranche"), with each Tranche to be determined as follows. Thrasher shall be obligated to contribute to HoldCo a Tranche of Thrasher Contributed Assets and Thrasher Assumed Liabilities consisting of all of the Tower Sites in a particular Area, within ten (10) business days after the date on which such Tranche becomes Ready (as defined below).

            (ii) For purposes of this Agreement, a Tranche shall be deemed "Ready" if (A) all consents and approvals required for the contribution of the Thrasher Contributed Assets and the Thrasher Assumed Liabilities relating to at least eighty-six percent (86%) of the Tower Sites in that Tranche (or, at the election of Thrasher, in the case of Tranches after the first Tranche, eight-six percent (86%) of the sum of (x) the number of Tower Sites conveyed to HoldCo at all prior Closings and (y) the number of Tower Sites to be conveyed to HoldCo at the Closing for the Tranche in question) shall have been obtained by Thrasher (other than consents and approvals which if not obtained are not reasonably likely to have, individually or in the aggregate, a Thrasher Material Adverse Effect) and (B) at least eighty-six percent (86%) of the Tower Sites in that Tranche (or, at the election of Thrasher, in the case of Tranches after the first Tranche, eighty-six percent (86%) of the sum of (x) the number of Tower Sites conveyed to HoldCo at all prior Closings and (y) the number of Tower Sites to be conveyed to HoldCo at the Closing for the Tranche in question) shall not be subject to continuing environmental remediation work by Thrasher pursuant to the provisions of Section 6.1.7; provided, however, if as to any Area, Thrasher is unable to obtain consents and approvals required for the contribution of a portion of the Thrasher Contributed Assets in such Area, for purposes hereof such Tower Sites will be excluded from the Thrasher Contributed Assets if such exclusion does not constitute a Thrasher Material Adverse Effect (it being understood that for purposes of this Section 4.1(a) the term "Thrasher Material Adverse Effect" shall apply only as to the Thrasher Contributed Assets and Thrasher Assumed Liabilities being contributed in such Tranche) and the remainder of the Tower Sites in such Area as to which consent and approval have been obtained shall constitute a Tranche that is Ready.

            (iii) Notwithstanding the foregoing, (A) the Initial Closing shall not occur before January 15, 2000, (B) the second Closing shall not occur before March 31, 2000, (C) the Tranche of Thrasher Contributed Assets and Thrasher Assumed Liabilities to be transferred at the Initial Closing (the "Initial Closing Tranche") shall not relate to more than 895 Tower Sites and (D) Thrasher shall use commercially reasonable efforts to cause at least 50% of the Tower Sites in the Initial Closing Tranche to be from the markets listed on Section 4.1(a) of the Thrasher Disclosure Memorandum (it being understood that Thrasher may dispose of Tower Sites in such markets pursuant to the provisions of Section 6.1.4 of this Agreement and it being further understood that it is not a condition to the Initial Closing that such percentage be achieved).

        (b) Notwithstanding anything to the contrary contained herein, but subject to Section 4(a)(iii) above, the parties acknowledge and agree that each Closing shall be subject to the provisions of Article 7 of this Agreement and shall take place after all the conditions set forth in such Article 7 have been satisfied or waived.

        (c) The parties shall use commercially reasonable efforts to include in each Closing (i) any Tower Sites previously conveyed to HoldCo subject to the economic benefits arrangement set forth in Section 2A.6 for which all necessary consents or approvals have subsequently been received and (ii) any Tower Sites excluded from a Closing pursuant to the proviso in Section 4.1(a)(ii) for which the necessary consents or approvals have subsequently been received.

        4.2 Items to Be Delivered and Actions to Be Taken at each Closing. At each Closing:

        (a) Bidder shall contribute to HoldCo the applicable amount of the Bidder Contributed Cash calculated in accordance with Section 2A.9 in respect of all of the

Tower Sites being contributed by Thrasher and the Transferring Entities to HoldCo at such Closing;

        (b) Subject to the provisions of Section 2A.12, Thrasher and the Transferring Entities shall deliver to HoldCo such deeds, assignments, bills of sale and other good and sufficient instruments and documents of conveyance and transfer as shall be necessary and effective (in the reasonable opinion of counsel to Bidder Member, consistent with the provisions of this Agreement) to transfer and assign to, and vest in, HoldCo all of the right, title and interest of Thrasher and the Transferring Entities in and to the Thrasher Contributed Assets to the extent and as provided in this Agreement, and HoldCo shall deliver to Thrasher and the Transferring Entities an undertaking whereby HoldCo will assume and agree to pay, discharge or perform, as appropriate, the Thrasher Assumed Liabilities to the extent and as provided in this Agreement;

        (c) The parties hereto shall also deliver to each other the applicable agreements, certificates and other documents and instruments referred to in
Article 7 hereof;

        (d) Pursuant to the provisions of Section 2.5, HoldCo shall immediately deliver to the Transferring Entities the applicable Contributed Cash Distribution by wire transfer of immediately available funds to such accounts as Thrasher shall specify in writing;

        (e) Pursuant to the provisions of Section 2.7, HoldCo Sub shall deliver to HoldCo cash in an amount equal to the Financing Distribution, if any, and HoldCo shall then immediately deliver to the Transferring Entities the Financing Distribution by wire transfer of immediately available funds to such accounts as Thrasher shall specify in writing;

        (f) The Transferring Entities and Bidder Member shall take the actions specified in Sections 2.3, 3.2 and 3.5 relating to the issuances of membership interests in OpCo, HoldCo Sub and HoldCo; and

        (g) Pursuant to the provisions of Sections 2.5 and 3.3, HoldCo shall make the HoldCo Sub Capital Contribution and HoldCo Sub shall make the OpCo Capital Contribution.

        4.3 Additional Items to Be Delivered and Actions to Be Taken at the Initial Closing. At the Initial Closing and subject to the terms and conditions herein contained:

        (a) The Transferring Entities and Bidder Member shall form HoldCo by executing and delivering the HoldCo Operating Agreement;

        (b) The Transferring Entities and Bidder Member shall cause HoldCo to form HoldCo Sub by executing and delivering the HoldCo Sub Operating Agreement;

        (c) Thrasher and Bidder Member shall cause HoldCo Sub to form OpCo by executing and delivering the OpCo Operating Agreement;

        (d) OpCo, Thrasher and each of the Transferring Entities shall execute and deliver the Global Lease;

        (e) OpCo and Thrasher (for itself and on behalf of the Transferring Partnerships) shall execute and deliver the Build-to-Suit Agreement;

        (f) HoldCo Sub and OpCo shall execute and deliver the Management Agreement;

        (g) Bidder, HoldCo Sub and OpCo shall execute and deliver the Bidder Services Agreement; and

        (h) If Thrasher and Bidder determine that such an agreement should be entered into, Thrasher, HoldCo Sub and OpCo shall execute and deliver the Transitional Services Agreement.

        4.4 Further Assurances. Each of Thrasher, the Transferring Entities, Bidder and Bidder Member, from time to time after each Closing, at OpCo's request will execute, acknowledge and deliver to OpCo such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as OpCo may reasonably require in order to vest more effectively in OpCo or to put OpCo more fully in possession of, any of the Thrasher Contributed Assets, the Bidder Contributed Cash or the Financing Distribution, or to better enable OpCo to complete, perform or discharge any of the liabilities or obligations assumed by OpCo at the Closing pursuant hereto, or to vest more effectively in HoldCo or to put HoldCo more fully in possession of the Bidder Contributed Shares, if any. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                                   ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES

        5.1 Representations and Warranties of Thrasher. Except as disclosed to OpCo in the Thrasher Disclosure Memorandum to this Agreement (with each disclosure made in the Thrasher Disclosure Memorandum in response to any Section of these representations and warranties being deemed to be disclosed in response to, and to qualify, each other Section of these representations and warranties), Thrasher hereby represents and warrants to OpCo as follows:

        5.1.1 Corporate. Thrasher is a corporation duly organized and validly existing under the laws of the State of Delaware. Thrasher is qualified to do business in any jurisdiction where the ownership, use or occupancy of its assets would require it to be so qualified, except where the failure so to qualify would not have a Thrasher Material Adverse Effect. Thrasher has the requisite corporate power and authority to own, lease, use and occupy the assets owned by it as they are now being owned, leased, used and occupied.

        5.1.2 Authorization. Thrasher has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the transactions performed or to be performed by it thereunder. Such execution, delivery and performance by Thrasher have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by Thrasher has been duly executed and delivered by Thrasher and constitutes a valid and binding obligation of Thrasher, enforceable against Thrasher in accordance with its terms.

        5.1.3 Consents and Approvals. Except for compliance with (w) the DOJ's approval of the Transactions pursuant to the Consent Decree, (x) to the extent required, notice, consent and approval requirements of Law, or requirements otherwise imposed by Governmental Authorities, including any requirements relating to zoning and land use Laws, Environmental Law or any other applicable Law, (y) landlord notice, consent and approval requirements under Site Leases and Tower Leases and (z) the consent requirements specified in
Section 5.1.3 of the Thrasher Disclosure Memorandum, neither the execution and delivery by Thrasher of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by Thrasher, will (i) require any filing, consent or approval or constitute a Default under
(A) any Law or Court Order to which Thrasher or any of the Thrasher Assets is subject, (B) the Charter Documents or bylaws of Thrasher or (C) any Contract, Governmental Permit or other document to which Thrasher is a party or by which any of the Thrasher Assets is bound, except with respect to clauses (A) and
(C), such Defaults that, individually or in the aggregate, would not have a Thrasher Material Adverse Effect, or (ii) result in the creation or imposition of any Encumbrance upon any of the Thrasher Assets, other than Permitted Encumbrances. No filing is required under the HSR Act for the consummation of the Transactions.

        5.1.4 Title to and Condition of Assets and Related Matters. To Thrasher's knowledge, the Thrasher Asset Holders own and the Transferring Entities will transfer to OpCo at each Closing good and marketable title to, or, with respect to leased assets, a valid leasehold interest in, all of the Thrasher Assets being conveyed at such Closing, free from any Encumbrances except Permitted Encumbrances. To Thrasher's knowledge, the use of the Thrasher Assets is not subject to any Encumbrances, other than Permitted Encumbrances, and such use does not materially encroach on the property or rights of any other Person. All of the Thrasher Assets which are personal property or fixtures are in good operating condition and repair, subject to normal wear and maintenance, are useable to support the antennae structures of Thrasher and the other tenants on the existing Tower Structures as of the date hereof, except for such defects as would not cost more than $25,000 to correct with respect to each such Tower Structure or more than $8,100,000 for all such Tower Structures. To Thrasher's knowledge, except as disclosed in Section
5.1.4 of the Thrasher Disclosure Memorandum, all of the transmitting towers, ground radials, guy anchors, transmitting buildings and related improvements, if any, located on the real property owned or leased by Thrasher or a Thrasher Asset Holder are located entirely on such real property.

        5.1.5 Real Property.

        (a) Zoning. To Thrasher's knowledge, the Thrasher Asset Holders' ownership, lease or use of the real property included in the Thrasher Assets or subject to Site Leases is in compliance with all applicable zoning and other land use requirements where the failure to so comply would materially limit Thrasher's or the Thrasher Asset Holders' ability to use such real property in the ordinary course of business as it is currently being used by the Thrasher Asset Holders as of the date of this Agreement.

        (b) Utility Services. The water, electric, gas and sewer utility services and the septic tank and storm drainage facilities currently available to the Tower Sites are adequate for the present use of such Tower Sites by the Thrasher Asset Holders, are not being appropriated by the Thrasher Asset Holders but rather are being supplied to the Thrasher Asset Holders by utility companies or municipalities pursuant to valid and enforceable contracts or tariffs, and there is no condition which will result in the termination of the present access from the Tower Sites to such utility services and other facilities.

        (c) Access. To Thrasher's knowledge, except as disclosed in Section
5.1.5 of the Thrasher Disclosure Memorandum, the Thrasher Asset Holders have obtained all

Governmental Permits (where required), easements and rights-of-way which are reasonably necessary to provide vehicular and pedestrian ingress and egress to and from the Tower Sites for the purposes used by the Thrasher Asset Holders in the ordinary course. To Thrasher's knowledge, no action is pending or threatened which would have the effect of terminating or limiting such access.

        (d) Eminent Domain. Neither Thrasher nor any of the Thrasher Asset Holders has received written notice that any governmental body having the power of eminent domain over any of the real property included in the Thrasher Assets has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of such real property.

        (e) Public Improvements. To Thrasher's knowledge, no work for municipal improvements has been commenced on or in connection with the 'Owned Sites' included in the Thrasher Assets. Neither Thrasher nor any of the Thrasher Asset Holders has received written notice that any assessment for public improvements has been made against any such real property which remains unpaid.

        5.1.6 Legal Proceedings and Compliance with Law. There is no Litigation that is pending or, to Thrasher's knowledge, threatened against Thrasher with respect to, or involving, any of the Thrasher Assets. To Thrasher's knowledge, there has been no Default under any Laws applicable to the ownership, occupancy or use by the Thrasher Asset Holders of the Thrasher Assets, including Environmental Laws, except for such Defaults that would not have a Thrasher Material Adverse Effect, individually or in the aggregate. Thrasher has not received any notices from any Governmental Authority regarding any alleged Defaults relating to the ownership, use or occupancy by the Transferring Entities of the Thrasher Assets under any applicable Laws, including Environmental Laws. Neither Thrasher nor the Thrasher Asset Holders, with respect to the Thrasher Assets, is presently subject to the provisions of any Court Order and there has been no Default with respect to any Court Order applicable to either Thrasher or the Thrasher Asset Holders with respect to the Thrasher Assets, except for such Defaults that would not have a Thrasher Material Adverse Effect, individually or in the aggregate.

        5.1.7 Governmental Permits. Except as set forth on Section 5.1.7 of the Thrasher Disclosure Memorandum, the Thrasher Asset Holders have obtained all Governmental Permits that are required for the ownership, use or occupancy of the Thrasher Assets as now being conducted, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect would not have a Thrasher Material Adverse Effect, individually or in the aggregate. The Transferred Entities have complied with all such Governmental Permits, except where the failure so to comply would not have a Thrasher Material Adverse Effect, individually or in the aggregate.

        5.1.8 Contracts. Section 5.1.8 of the Thrasher Disclosure Memorandum identifies all Contracts of the following types to which any of the Thrasher Asset Holders is a party, or by which it is bound, with respect to the Thrasher Assets (other than any Contract that is terminable by a party on not more than sixty (60) days' notice without any Liability or any Contract under which the obligation of a party (fulfilled and to be fulfilled) involves an amount of less than $50,000 (a "Minor Contract")):

        (a) Contracts which are Site Leases, disclosing for each the location of the related Tower Site, the identity of the lessor, the expiration date of the initial term under the lease, and the amount of the rental paid to the lessor by such Thrasher Asset Holder thereunder for the month ended not more than forty-five (45) days prior to the date of this Agreement;

        (b) Contracts which are Tower Leases, disclosing for each the location of the related Tower Site, the identity of the lessee, the expiration date of the initial term under the lease, and the amount of the rental paid by the lessee to such Thrasher Asset Holder thereunder for the month ended not more than forty-five (45) days prior to the date of this Agreement;

        (c) Contracts which are Tower Equipment Leases, disclosing for each the location of the related Tower Site, the type of equipment leased, the identity of the lessor, the expiration date of the initial term under the lease and the amount of the rental paid to the lessor by such Thrasher Asset Holder thereunder for the month ended not more than forty-five (45) days prior to the date of this Agreement;

        (d) Contracts which are Tower Service Contracts, disclosing for each the location of the related Tower Site, the identity of the service provider, the type of service provided, the expiration date of the initial term under the Contract and the amount of the fees paid by such Thrasher Asset Holder to the service provider thereunder for the month ended not more than forty-five
(45) days prior to the date of this Agreement;

        (e) Contracts under which any Encumbrances, other than Permitted Encumbrances, exist with respect to the Thrasher Assets; and

        (f) Contracts (other than Minor Contracts and those described in any of (a) through (e) above) (i) which relate to the Tower Structures or Tower Sites which were entered into after December 31, 1997 and which were not made in the ordinary course of the business of Thrasher or (ii) which were made in the ordinary course of business and involve remaining payments under any such Contract of more than $500,000.

        The Contracts listed in Section 5.1.8 of the Thrasher Disclosure Memorandum are referred to herein as the "Thrasher Contracts." Except as identified in Section 5.1.8 of the

Thrasher Disclosure Memorandum, none of the Thrasher Asset Holders or Thrasher is in Default under any Thrasher Contract in any material respect. Neither Thrasher nor any of the Thrasher Asset Holders has received any written communication from, or given any written communication to, any other party indicating that a Thrasher Asset Holder or such other party, as the case may be, is in Default under any Thrasher Contract, which Default has not been cured. To Thrasher's knowledge, (i) except as identified in Section 5.1.8 of the Thrasher Disclosure Memorandum, none of the other parties to any such Thrasher Contract is in Default thereunder in any material respect and (ii) each such Thrasher Contract is in full force and effect and is enforceable against the other parties thereto in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency and other Laws of general application affecting enforcement of creditors' rights generally.

        5.1.9 Environmental Matters. Except as set forth on Section 5.1.9 of the Thrasher Disclosure Memorandum, to Thrasher's knowledge, no Environmental Condition exists at any of the Tower Sites which would have a Thrasher Material Adverse Effect, individually or in the aggregate.

        5.1.10 Absence of Certain Changes or Events. Since September 30, 1999, Thrasher and the Thrasher Asset Holders have made reasonable efforts consistent with past practice to preserve relationships with customers, suppliers, employees, lessors, licensors, tenants, licensees, distributors and others with whom Thrasher and the Thrasher Asset Holders have a business or financial relationship with respect to the Thrasher Assets. Except as set forth on Section 5.1.10 of the Thrasher Disclosure Memorandum, Thrasher conducted their operations regarding the Thrasher Assets in the ordinary course of business consistent with past practice (including with respect to the collection-of receivables, payment of payables and other liabilities and capital expenditures).

        5.1.11 Availability of Documents. Thrasher has made available to Bidder and Bidder Member copies of all documents, including, without limitation, all Contracts identified in the Sections of the Thrasher Disclosure Memorandum relating to this Section 5.1. Such copies are true and complete in all material respects and include all material amendments, supplements and modifications thereto or waivers currently in effect thereunder.

        5.1.12 Purchase for Investment. Thrasher and the Transferring Entities are acquiring the Thrasher OpCo Interest and the Thrasher HoldCo Interest for their own respective accounts and not with a view to the distribution thereof, except in the case of the Transferring Entities. Thrasher and the Transferring Entities understand that the Thrasher OpCo Interest and the Thrasher HoldCo Interest have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the

Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

        5.1.13 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of investment banker, broker, agent or finder or "in any similar capacity on behalf of Thrasher or any of its Affiliates, other than Salomon Smith Barney Inc., whose fees will be borne by Thrasher.

        5.1.14 No Other Warranties. Except for the representations and warranties expressly set forth in this Section 5.1 and Section 5.2, the Thrasher Contributed Assets are being sold by Thrasher and the Transferring Entities as is, where is, and with all faults, and there are no other warranties being made by Thrasher or the Transferring Entities (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF HABITABILITY, MERCHANTABILITY OR WARRANTY FOR A PARTICULAR PURPOSE), express or implied, in connection with the sale of the Thrasher Contributed Assets or the other transactions contemplated by the Transaction Documents.

        5.1A Representations and Warranties of Transferring Corporations. Except as disclosed to OpCo in the Thrasher Disclosure Memorandum to this Agreement, each of the Transferring Corporations, severally and not jointly and each solely with respect to itself and the Thrasher Contributed Assets owned by it, and Thrasher, jointly with each Transferring Corporation, hereby represents and warrants to OpCo as follows:

        5.1A.1 Corporate. Such Transferring Corporation is a corporation duly organized and validly existing under the laws of the state of its incorporation. Such Transferring Corporation is qualified to do business in any jurisdiction where the ownership, use or occupancy of the Thrasher Contributed Assets would require it to be so qualified, except where the failure so to qualify would not have a Thrasher Material Adverse Effect. Such Transferring Corporation has the requisite corporate power and authority to own, lease, use and occupy the Thrasher Contributed Assets owned by it as they are now being owned, leased, used and occupied.

        5.1A.2 Authorization. Such Transferring Corporation has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the transactions performed or to be performed by it thereunder. Such execution, delivery and performance by such Transferring Corporation have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by such Transferring Corporation has been duly executed and delivered by such Transferring Corporation and constitutes a valid and binding obligation of such Transferring Corporation, enforceable against such Transferring Corporation in accordance with its terms.

        5.1A.3 Consents and Approvals. Except for the notices, consents and approvals referenced in Section 5.1.3 and or specified in Section 5.1.3 of the Thrasher Disclosure Memorandum, neither the execution and delivery by such Transferring Corporation of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by such Transferring Corporation, will (i) require any filing, consent or approval or constitute a Default under (A) any Law or Court Order to which such Transferring Corporation or any of the Thrasher Contributed Assets is subject,
(B) the Charter Documents or bylaws of such Transferring Corporation or (C) any Contract, Governmental Permit or other document to which such Transferring Corporation is a party or by which any of the Thrasher Contributed Assets is bound, except with respect to clauses (A) and (C), such Defaults that, individually or in the aggregate, would not have a Thrasher Material Adverse Effect, or (ii) result in the creation or imposition of any Encumbrance upon any of the Thrasher Contributed Assets, other than Permitted Encumbrances.

        5.2 Representations and Warranties of Transferring Partnerships. Except as disclosed to OpCo in the Thrasher Disclosure Memorandum, each of the Transferring Partnerships, severally and not jointly and each solely with respect to itself and the Thrasher Contributed Assets owned by it, and Thrasher, jointly with each Transferring Partnership, hereby represents and warrants to OpCo as follows:

        5.2.1 Partnership. Such Transferring Partnership is a partnership, duly formed and validly existing under the state laws pursuant to which it was formed. Such Transferring Partnership has the requisite partnership power and authority to own, lease, use and occupy the Thrasher Contributed Assets owned by it as they are now being owned, leased, used and occupied.

        5.2.2 Authorization. Such Transferring Partnership has the requisite partnership power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the transactions performed or to be performed by it thereunder. Such execution, delivery and performance by such Transferring Partnership have been duly authorized by all necessary partnership action. Each Transaction Document executed and delivered by such Transferring Partnership has been duly executed and delivered by such Transferring Partnership and constitutes a valid and binding obligation of such Transferring Partnership, enforceable against such Transferring Partnership in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency and other Laws of general application affecting enforcement of creditors' rights generally.

        5.2.3 Consents and Approvals. Except for the notices, consents and approvals referenced in Section 5.1.3 or specified in Section 5.2.3 of the Thrasher Disclosure Memorandum, neither the execution and delivery by such Transferring Partnership of the

Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by such Transferring Partnership, will (i) require any filing, consent or approval or constitute a Default under
(A) any Law or Court Order to which such Transferring Partnership or any of the Thrasher Contributed Assets owned by it is subject, (B) the partnership agreement or other governing documents of such Transferring Partnership or (C) any Contract, Governmental Permit or other document to which such Transferring Partnership is a party or by which any of the Thrasher Contributed Assets owned by such Transferring Partnership is bound, except with respect to clauses (A) and (C), such Defaults that, individually or in the aggregate, would not have a Thrasher Material Adverse Effect, or (ii) result in the creation or imposition of any Encumbrance upon the Thrasher Contributed Assets owned by such Transferring Partnership, other than Permitted Encumbrances.

        5.3 Representations and Warranties of Bidder and Bidder Member. Each of Bidder and Bidder Member, jointly and severally, hereby represents and warrants to OpCo, Thrasher and each of the Transferring Entities as follows:

        5.3.1 Corporate. Each of Bidder and Bidder Member is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Bidder and Bidder Member has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith.

        5.3.2 Authorization. Each of Bidder and Bidder Member has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the transactions performed or to be performed by it thereunder. Such execution, delivery and performance by Bidder and Bidder Member have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by Bidder and Bidder Member has been duly executed and delivered by such corporation and constitutes a valid and binding obligation of such corporation, enforceable against the corporation in accordance with its terms.

        5.3.3 Consents and Approvals. Except for the consents specified in
Section 5.3.3 of the Bidder Disclosure Memorandum, neither the execution and delivery by each of Bidder and Bidder Member of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by it, will (i) require any filing, consent or approval or constitute a Default under (A) any Law or Court Order to which it or its properties and assets are subject, (B) its Charter Documents or bylaws, or (C) any Contract, Governmental Permit or other document to which it is a party or by which any of its properties and assets are bound, except with respect to clauses (A) and (C), such Defaults that, individually or in the aggregate, would not have a Bidder Material Adverse Effect, or (ii) result in the creation or imposition of any

Encumbrance upon its properties and assets, other than Permitted Encumbrances. No filing is required under the HSR Act for the consummation of the Transactions.

        5.3.4 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of investment banker, broker, agent or finder or in any similar capacity on behalf of Bidder or any of its Affiliates, other than Goldman, Sachs & Co., whose fees will be borne by Bidder.

        5.3.5 Capital Stock. As of the date hereof, Bidder has authorized capitalstock consisting solely of 690,000,000 shares of Bidder Common Stock, par value $0.01 per share (including 90,000,000 shares of Bidder Class A Common Stock, par value $0.01 per share), and 10,000,000 shares of Bidder Preferred Stock, par value $0.01 per share ("Bidder Preferred Stock"). As of September 30, 1999: (a) 144,887,446 shares of Bidder Common Stock were issued and outstanding, (b) 11,340,000 shares of Bidder Class A Common Stock were issued and outstanding, (c) 219,741 shares of Bidder Preferred Stock were issued and outstanding, (d) no shares of Bidder Common Stock, Bidder Class A Common Stock or Bidder Preferred Stock were held as treasury shares, and (e) 31,326,809 shares of Bidder Common Stock were reserved for issuance under Bidder's employee stock option plans and warrants (19,113,385 shares of which were subject to outstanding options, 1,194,990 shares of which were subject to outstanding warrants and 11,749,713 shares of which were reserved for future option grants). Since September 30, 1999, to the date of this Agreement no additional shares of capital stock have been reserved for issuance by Bidder and the only issuances of shares of capital stock of Bidder have been issuances of Bidder Common Stock upon the exercise of outstanding Bidder stock options as listed in Section 5.3.5 of the Bidder Disclosure Memorandum. As of the date of this Agreement, there are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of Bidder, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Bidder, in any case except as set forth in Section 5.3.5 of the Bidder Disclosure Memorandum. Bidder Member is an indirect wholly-owned subsidiary of Bidder.

        5.3.6 SEC Reports. Bidder has filed all required forms, reports and documents with the SEC since January 1, 1998 (collectively, the "Bidder's SEC Reports"). Bidder's SEC Reports complied, as of their respective dates, in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of Bidder's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There have been filed as exhibits to, or incorporated by reference in, Bidder's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the SEC on March 17, 1999, Bidder's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 as filed with the SEC on August 13, 1999 and Bidder's Current Reports on Form 8- K as filed with the SEC on March 9, 1999, March 16, 1999, April 12, 1999, June 9, 1999, July 13, 1999, July 22,
1999, July 23, 1999 and October 12, 1999, all contracts which, as of the date hereof, are material as described in Item 601(b)(10) of Regulation S-K. Bidder has heretofore delivered to Thrasher, in the form filed with the SEC, all of Bidder's SEC Reports. The audited consolidated financial statements and the unaudited interim financial statements of Bidder, including in each case the notes thereto, included in the Bidder's SEC Reports have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) ("GAAP"), and such balance sheets, including the related notes, fairly present the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Bidder and its subsidiaries at the dates indicated and such consolidated statements of income, changes in stockholders' equity and statements of cash flow fairly present the consolidated results of operations, changes in stockholders' equity and cash flow of Bidder for the periods indicated, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. The unaudited financial statements included in the Bidder's SEC Reports contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the results of operations and changes in stockholders' equity and financial position for the periods then ended.

        5.3.7 Absence of Certain Changes. Except as described in Section 5.3.7 of the Bidder Disclosure Memorandum, since December 31, 1998, Bidder has conducted its business solely in the ordinary course consistent with past practice and has not been subject to any other events or conditions of any character that would have a Bidder Material Adverse Effect.

        5.3.8 Bidder Articles and Bylaws. True and complete copies of the Bidder's charter documents and bylaws as in effect on the date of this Agreement are included in the Bidder's SEC Reports. Prior to the date hereof, Bidder Member has provided Thrasher with true and complete copies of the Bidder Member's Charter Documents and bylaws in effect on the date of this Agreement.

        5.3.9 Threatened or Pending Litigation. There are no disputes, claims, actions, suits or proceedings, arbitrations or investigations pending or, to the knowledge of Bidder or Bidder Member, threatened against or affecting Bidder, Bidder Member or their respective properties, assets or operations that would have a Bidder Material Adverse Effect.

        5.3.10 No Impact of Bidder Agreements on OpCo, HoldCo or HoldCo Sub. Neither Bidder nor Bidder Member is a party to, nor is Bidder, Bidder Member or any of their respective properties or assets subject to or bound by, any agreement, contract or commitment which would restrict the ability of OpCo, HoldCo or HoldCo Sub to conduct any kind of business, or own or operate any kind of assets, anywhere in the United States or otherwise have any impact on the ability of the parties to perform their obligations (including, without limitation, the transfer of cash from OpCo and HoldCo Sub and HoldCo under the Transaction Documents).

        5.3.11 Bidder Contributed Shares. The issuance of any Bidder Contributed Shares has been duly and validly authorized by all necessary corporate action. No further approval or authorization of the stockholders or the directors of Bidder, of any Governmental Authority or of any other Person is required for the issuance by Bidder of any Bidder Contributed Shares and the contribution thereof to HoldCo in accordance with the terms of this Agreement. When and if issued and contributed to HoldCo, the Bidder Contributed Shares shall be duly and validly issued, fully paid and nonassessable, and free and clear of any Encumbrances and preemptive or similar rights and restrictions of any nature including, without limitation, any restrictions on the right to vote, sell or otherwise dispose of the Bidder Contributed Shares (other than any restrictions imposed under the Securities Act or Section 160(c) of the Delaware General Corporation Law). The issuance and contribution of any Bidder Contributed Shares to HoldCo shall not be made in violation of the terms of any preemptive right or agreement of Bidder and shall be made in compliance with all applicable charter documents and bylaws of Bidder and all Laws. When distributed to the Thrasher Members, as provided in the HoldCo Operating Agreement, the Bidder Contributed Shares shall be duly and validly issued, fully paid and nonassessable, and free and clear of any Encumbrances and preemptive or similar rights and restrictions of any nature (other than any Encumbrance created by Thrasher) including, without limitation, any restrictions on the right to vote, sell or otherwise dispose of the Bidder Contributed Shares (other than any restrictions imposed under the Securities Act). Such distribution to the Thrasher Members shall not violate the terms of any preemptive right or agreement of Bidder or the charter documents or bylaws of Bidder or any applicable Law.

        5.3.12 Share Ownership Limitations. No "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation as in effect on the date hereof or any anti-takeover provision in the Certificate of Incorporation or By-laws of Bidder or Bidder Member or any shareholder rights plan or similar arrangement or material change of control provision is applicable to any of the transactions contemplated by this Agreement or the other Transaction Documents.

        5.3.13 Funds Available to Consummate Closings.. Bidder either has or will have available prior to each Closing sufficient cash or unconditional commitments by third parties to pay such cash, copies of which commitments have been made available to Thrasher, to enable Bidder to contribute to HoldCo the maximum amount of cash (including cash for the Working Capital Contribution) required to be paid at each Closing pursuant to the terms of this Agreement.

        5.3.14 Purchase for Investment. Bidder Member is acquiring the Bidder HoldCo Interest for its own account and not with a view to the distribution thereof. Bidder understands that the Bidder HoldCo Interest has not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

        5.3.15 Rights Agreement Amendment. Bidder has caused the Rights Agreement between Bidder and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), to be amended so that, subject to the condition that neither Thrasher nor Bell Atlantic acquires any other "Voting Securities" (as defined in the Rights Agreement) beyond those described in the following clauses (i), (ii) (iii) and (iv), neither Thrasher nor Bell Atlantic will become an "Acquiring Person" under the Rights Agreement upon (i) the issuance of any Bidder Contributed Shares by Bidder and the contribution thereof by Bidder Member to HoldCo at a Closing, or (ii) the distribution or transfer of the Bidder Contributed Shares (including all changes in the Bidder Contributed Shares by reason of dividends payable in stock of Bidder, distributions, issuance of stock, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other similar changes with regard to Bidder Common Stock occurring following the applicable Closing Date, and together with all cash, securities (and rights and interests therein) and other property received or receivable with respect to the Bidder Contributed Shares) to the Thrasher Members in connection with the dissolution of HoldCo or otherwise, or (iii) the payment by Bidder Member to the Thrasher Members, made in Bidder Common Stock in connection with the dissolution of HoldCo pursuant to Section 9.5 of the HoldCo Operating Agreement, of an amount equal to the Allocated Share (as defined in the HoldCo Operating Agreement) of the Fair Market Value (as defined in the HoldCo Operating Agreement) of the HoldCo Sub membership interest or (iv) the distribution of Bidder Contributed Shares pursuant to the provisions of
Section 7.6 of the HoldCo Operating Agreement.

        5.3.16 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Section 5.3 neither the Bidder nor its Affiliates (including Bidder Member) has made or is making any representations or warranties to Thrasher, the Transferring Entities or OpCo, express or implied, in connection with the transactions contemplated by the Transaction Documents.

                                   ARTICLE 6

                          AGREEMENTS PENDING CLOSINGS

        6.1 Agreements of Thrasher Pending the Closings. Thrasher covenants and agrees that, pending each Closing, except as otherwise agreed to in writing by Bidder, and except in connection with the performance of the
Transactions:

        6.1.1 Business in the Ordinary Course. Subject to the provisions of
Section 6.1.4, Thrasher shall cause the Thrasher Asset Holders to operate, maintain and service the Thrasher Assets and the Thrasher Liabilities in the ordinary course consistent with past practice and in compliance in all material respects with all applicable Laws and, to the extent consistent therewith, use all reasonable efforts to preserve intact the current business organization of the business of the Thrasher Assets, preserve the goodwill and relationships with customers, suppliers and others having business dealings with the business of the Thrasher Assets, provided that Thrasher and the Thrasher Asset Holders may enter into Tower Leases with respect to the Tower Structures in the ordinary course consistent with past practice.

        6.1.2 Updates to Disclosure Memoranda. Thrasher shall promptly disclose to Bidder any information contained in its representations and warranties or in the Thrasher Disclosure Memorandum, which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the applicable Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Thrasher or the Thrasher Disclosure Memorandum for the purposes of Article 7 hereof, unless Bidder shall have consented thereto in writing, except (a) to the extent that a disclosure memorandum update relates to the addition to the Thrasher Disclosure Memorandum of tower structures or tower sites acquired or constructed after the date of this Agreement in the ordinary course consistent with past practice or the execution and delivery of tower leases or site leases entered into after the date of this Agreement in the ordinary course consistent with past practice and matters related thereto or to the disposition or removal of Tower Structures or Tower Sites and the assets related thereto from the Thrasher Assets by Thrasher in each case, in accordance with the terms of this Agreement and (b) for the information contained in the Required Thrasher Phase I Reports (as defined in Section 6.1.7) and the Optional Bidder Phase I Reports (as defined in Section 6.2.5) ("Permitted Updates").

        6.1.3 Conduct of Business. Thrasher shall use its reasonable efforts to conduct its business in such a manner that on each Closing Date the representations and warranties of Thrasher contained in this Agreement shall be true as though such representations and warranties were made on and as of such date except that on a Closing

Date the representations and warranties (other than those contained in Sections 5.1.1, 5.1.2, 5.1.12 and 5.1.13) shall only be made with respect to the Thrasher Contributed Assets and the Transferring Entities (and accordingly, not with respect to the Thrasher Assets and Thrasher Assets Holders) contributing such Thrasher Contributed Assets on the particular Closing Date (it being understood that for purposes of this Section 6.1.3, the term "Thrasher Material Adverse Effect" shall apply only as to such Thrasher Contributed Assets and Thrasher Assumed Liabilities). Furthermore, Thrasher shall cooperate with Bidder and Bidder Member and use its reasonable efforts to cause all of the conditions to the obligations of Bidder, Bidder Member and Thrasher under this Agreement to be satisfied on or prior to each Closing Date.

        6.1.4 Sale and Exclusion of Assets; Negotiations. Subject to the following paragraph and without limiting the generality of Section 6.1.3, and except for conveyances to OpCo contemplated hereby, Thrasher and the Transferring Entities shall not, directly or indirectly, sell or encumber all or any part of the Thrasher Assets, other than in the ordinary course of its business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing; provided, however, that the total number of Tower Structures that Thrasher and the Transferring Entities may sell pursuant to the foregoing shall not exceed 400. In addition, at its election, Thrasher may remove from the Thrasher Assets up to an aggregate of 175 Tower Structures, including related Tower Sites and all assets and liabilities relating thereto, from the markets listed in Section 6.1.4 of the Thrasher Disclosure Memorandum.

        It is Thrasher's current intention to pursue the sale or divestiture of certain wireless systems owned by Thrasher or the Transferring Entities in order to comply with the Consent Decree and thereby enable the closing of the Bell Atlantic/Thrasher Merger. The sale of such wireless systems may include, in Thrasher's sole discretion, Tower Sites and all related assets included in such wireless systems. Consequently, and notwithstanding any provision of this Agreement to the contrary (including the preceding paragraph which shall not be applicable to the circumstances contemplated hereby), Thrasher shall have the right to remove from the Thrasher Assets any Tower Site and all assets and liabilities relating to such Tower Site (including Tower Structures) which is sold in connection with any such sale or divestiture.

        6.1.5 Access. Thrasher shall give to Bidder's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Thrasher Contributed Assets or the Thrasher Assumed Liabilities, including for purposes of performing an audit, and shall permit them to consult with the officers, employees, accountants, counsel and agents of Thrasher for the purpose of making such investigation of the Thrasher Contributed Assets or the

Thrasher Assumed Liabilities, as Bidder shall desire to make, provided that such investigation shall not unreasonably interfere with the business operations of Thrasher. Furthermore, Thrasher shall furnish to Bidder all such documents and copies of documents and records and information with respect to the Thrasher Contributed Assets or the Thrasher Assumed Liabilities and copies of any working papers relating thereto as Bidder shall from time to time reasonably request and shall permit Bidder and its agents to make such physical inventories and inspections of the Thrasher Contributed Assets or the Thrasher Assumed Liabilities as Bidder may reasonably request from time to time. Notwithstanding the foregoing provisions of this Section 6.1.5, Thrasher shall not be required to provide any such information to Bidder if, in the reasonable determination of the general counsel of Thrasher, access to such information by Bidder is prohibited by the provisions of any confidentiality agreements binding upon Thrasher or any of the Transferring Entities or by applicable Law.

        6.1.6 Press Releases. Except as required by applicable Law or in connection with communications with the other partners of the Transferring Partnerships or the process of obtaining consents contemplated by Sections 2A.5 and 2A.6 hereof, Thrasher shall not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Bidder, which approval shall not be unreasonably withheld or delayed and except in connection with obtaining a required consent to or approval of the transactions contemplated by the Agreement from the third party so notified.

        6.1.7 Required Thrasher Phase I Environmental Reports. At its sole cost and expense, Thrasher shall have Phase I Environmental Reports performed for each of the Tower Sites that was put in service or acquired as a wireless tower by Thrasher, any of the Transferring Entities or any of their predecessors since January 1, 1996 and for which no such report exists on the date of this Agreement which Tower Sites are listed on Section 6.1.7 of the Thrasher Disclosure Memorandum. Such reports (any such report is referred to herein as a "Required Thrasher Phase I Report" and such reports are referred to collectively herein as the "Required Thrasher Phase I Reports") shall be performed in accordance with Thrasher's standard methods and procedures for performing Phase I Environmental Reports for its cellular tower sites. Notwithstanding any provision of this Agreement to the contrary, Thrasher shall have the right, subject to the following provisions of this Section 6.1.7, to exclude from the Thrasher Contributed Assets any Tower Site which is the subject of a Required Thrasher Phase I Report that reveals an Environmental Condition. In order to exercise such right, Thrasher shall give written notice to Bidder of the Tower Sites to be excluded from the Thrasher Contributed Assets because of Environmental Conditions revealed by a Required Thrasher Phase I Report. Within ten (10) business days after Bidder's receipt of any such notice from Thrasher, Bidder shall have the right to request that Thrasher obtain an estimate of the costs and expenses required to remediate the Environmental Conditions affecting any of the Tower Sites identified in Thrasher's notice. Within fifteen (15) business days after Thrasher's receipt of any such request from Bidder, Thrasher shall secure, from a reputable third party environmental consultant or remediation company, a written estimate of the costs and expenses required to remediate the Environmental Conditions affecting the subject Tower Sites. Thrasher shall provide Bidder with a copy of such estimate promptly upon Thrasher's receipt thereof. If the third party estimate is that the total costs and expenses required to remediate the Environmental Conditions affecting any Tower Site are $150,000 or more, Thrasher shall have the right to exclude the Tower Site from the Thrasher Contributed Assets notwithstanding Bidder's previous request that the Tower Site be included in the Thrasher Contributed Assets. If the third party estimate is that the total costs and expenses required to remediate the Environmental Conditions affecting any Tower Site are less than $150,000, Thrasher shall promptly commence the work required to remediate the Environmental Conditions affecting the Tower Site and shall continue to perform such work with reasonable diligence until such work is completed, all at Thrasher's sole cost and expense. If such work is not completed prior to the applicable Closing Date for the Tranche in which the Tower Site is located, Thrasher shall continue to perform such work after such Closing Date until such work is completed, all at Thrasher's sole cost and expense; and such Tower Site shall not be granted, conveyed, assigned, transferred or delivered to OpCo until such work is completed. With respect to each such Tower Site that is not granted, conveyed, assigned, transferred or delivered to OpCo at the applicable Closing, from and after the applicable Closing Date, until such time that the remediation work is completed by Thrasher and the Tower Site is granted, conveyed, assigned, transferred and delivered to OpCo, Thrasher or the applicable Transferring Entity shall deliver to OpCo the interest of Thrasher or such Transferring Entity in the economic benefits of the Tower Site and related Thrasher Contributed Assets. Thrasher shall provide Bidder with true and complete copies of the Required Thrasher Phase I Reports, except any such report that relates to a Tower Site that is excluded from the Thrasher Contributed Assets pursuant to the provisions of this Section 6.1.7. The Required Thrasher Phase I Reports and any third party estimate of remediation costs and expenses obtained by Thrasher pursuant to this Section
6.1.7 shall be used by Bidder solely in connection with its internal consideration of the transactions contemplated by this Agreement and not in any way adverse to Thrasher, and all Required Thrasher Phase I Reports and such third party estimates at all times shall be kept strictly confidential by Bidder unless otherwise required by Law; provided that Bidder may provide the Lender with copies of the Required Thrasher Phase I Reports and such third party estimates subject to the conditions that the Lender (a) use such reports and estimates solely in connection with its internal consideration of the transactions contemplated by this Agreement and the Financing Documents and not in any way adverse to Thrasher and (b) keep all such reports and estimates strictly confidential at all times.

        6.1.8 Environmental Information. After the date hereof but prior to the date that is 30 days prior to Initial Closing Date, Thrasher shall deliver to Bidder a list of (i) any polychlorinated byphenyls in any container or equipment on, about, under or within any Tower Sites, (ii) any asbestos at, on, about, under or within any Tower Sites, and (iii) any underground storage tanks, whether in service or closed in place, under any Tower Sites.

        6.2 Agreements of Bidder and Bidder Member Pending the Closings. Each of Bidder and Bidder Member covenants and agrees that, pending each Closing and except as otherwise agreed to in writing by Thrasher:

        6.2.1 Updates to Disclosure Memorandum. Bidder and Bidder Member shall promptly disclose to Thrasher any information contained in its representations and warranties or Bidder Disclosure Memorandum which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Final Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Bidder and Bidder Member or the schedules hereto for the purposes of Article 7 hereof, unless Thrasher shall have consented thereto in writing.

        6.2.2 Conduct of Business. Each of Bidder and Bidder Member shall use its reasonable efforts to conduct its business in such a manner that on each Closing Date the representations and warranties of Bidder and Bidder Member contained in this Agreement shall be true as though such representations and warranties were made on and as of such date. Furthermore, each of Bidder and Bidder Member shall cooperate with Thrasher and use its reasonable efforts to cause all of the conditions to the obligations of Thrasher, the Transferring Entities, Bidder and Bidder Member under this Agreement to be satisfied on or prior to each Closing Date.

        6.2.3 Access. Bidder shall give to Thrasher's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to its business and shall permit them to consult with the officers, employees, accountants, counsel and agents of Bidder for the purpose of making such investigation of its business and the properties and assets used in connection therewith, as Thrasher shall desire to make, provided that such investigation shall not unreasonably interfere with the business operations of Bidder. Furthermore, Bidder shall furnish to Thrasher all such documents and copies of documents and records and information with respect to the affairs of its business and copies of any working papers relating thereto as Thrasher shall from time to time reasonably request and shall permit Thrasher and its agents to make such physical inventories and inspections of the properties and assets used in connection with its business as Thrasher may reasonably request from time to time. Notwithstanding the foregoing provisions of this

Section 6.1.5, Bidder shall not be required to provide any such information to Thrasher if, in the reasonable determination of the general counsel of Bidder, access to such information by Thrasher is prohibited by the provisions of any confidentiality agreement binding upon Bidder or by applicable Law.

        6.2.4 Press Releases. Except as required by applicable Law or in connection with communications with the partners of the Transferring Partnerships or the process of obtaining consents contemplated by Sections
2.3.5 and 2.3.6 hereof, neither Bidder nor Bidder Member shall give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Thrasher, which approval shall not be unreasonably withheld or delayed.

        6.2.5 Optional Bidder Phase I Environmental Reports. At its sole cost and expense, Bidder shall have the right, but not the obligation, to perform desk-top/NEPA Phase I Environmental Reports for any of the Tower Sites (any such report is referred to herein as an "Optional Bidder Phase I Report" and such reports are referred to collectively herein as the "Optional Bidder Phase I Reports"). Bidder shall provide Thrasher with true and complete copies of the Optional Bidder Phase I Reports. The Optional Bidder Phase I Reports shall be used by Bidder solely in connection with its internal consideration of the transactions contemplated by this Agreement and not in any way adverse to Thrasher, and all Optional Bidder Phase I Reports at all times shall be kept strictly confidential by Bidder unless otherwise required by Law; provided that Bidder may provide the Lender with copies of the Optional Bidder Phase I Reports subject to the conditions that the Lender (a) use such reports solely in connection with its internal consideration of the transactions contemplated by this Agreement and the Financing Documents and not in any way adverse to Thrasher and (b) keep all such reports strictly confidential at all times.

        6.2.6 Registration Rights. Prior to the execution of the Registration Rights Agreement, Bidder shall not provide to any Person registration rights that are pari passu or superior to (in terms of priority or otherwise) the rights of Thrasher Members contained in the Registration Rights Agreement.

        6.3 Approvals and Consents and Regulatory Filings.

        (a) Each party hereto agrees to use commercially reasonable efforts to comply with all legal requirements which may be imposed on such party with respect to the transactions contemplated by the Transaction Documents and to use commercially reasonable efforts to obtain all consents, orders and approvals of Governmental Entities (including, without limitation, DOJ's approval of the Transactions pursuant to the Consent Decree) and non-governmental third parties that may be or become necessary for

(i) the consummation of the Transactions and (ii) the ownership of OpCo, HoldCo Sub and HoldCo by Bidder Member, the Transferring Entities (including, without limitation, DOJ's approval of the Transactions pursuant to the Consent Decree) and Thrasher, and each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.

        (b) Each of Thrasher and Bidder agrees to use commercially reasonable efforts to oppose, challenge or appeal any suit, action or proceeding by any Governmental Entity before any court or governmental authority, agency or tribunal, domestic or foreign or any order or ruling by any such body (i) seeking to restrain or prohibit or restraining or prohibiting the consummation of the Transactions, (ii) seeking to prohibit or limit or prohibiting or limiting the ownership, operation or control by Bidder Member or Thrasher of HoldCo, HoldCo Sub or OpCo or (iii) seeking to compel or compelling Bidder or Thrasher any of their respective Affiliates to dispose of, grant rights in respect of, or hold separate any portion of the business or assets of Bidder, Thrasher, the Transferring Entities or any of their respective Affiliates. Notwithstanding the foregoing, nothing in this Agreement shall require any party hereto to divest any of its businesses or assets in order to (i) avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of the Transactions or (ii) obtain any consents, orders or approvals necessary to effect any Closing.


                                   ARTICLE 7

                     CONDITIONS PRECEDENT TO THE CLOSINGS

        7.1 Conditions Precedent to Thrasher's Obligations. All obligations of Thrasher and the Transferring Entities under this Agreement are subject to the fulfillment, satisfaction or waiver, prior to or at the each Closing (unless a particular Closing Date is specified below), of each of the following conditions precedent:

        7.1.1 Representations and Warranties. The representations and warranties of Bidder and Bidder Member contained in this Agreement or in any certificate or document delivered by Bidder or Bidder Member to Thrasher and the Transferring Entities pursuant to the provisions hereof shall have been true in all material respects on the date hereof and shall be true in all material respects on such Closing Date with the same effect as though such representations and warranties were made as of such date, in each case without regard to any disclosure memorandum updates furnished by Bidder or Bidder Member after the date hereof.

        7.1.2 Compliance with this Agreement. Each of Bidder and Bidder Member shall have performed and complied, in all material respects, with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the applicable Closing.

        7.1.3 Closing Certificate. Thrasher and the Transferring Entities shall have received a certificate from each of Bidder and Bidder Member, dated the date of each Closing, certifying in such detail as Thrasher may reasonably request that the conditions specified in Sections 7.1.1 and 7.1.2 hereof have been fulfilled.

        7.1.4 No Threatened or Pending Litigation. On the date of each Closing, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened in writing or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

        7.1.5 Consents and Approvals. All consents and approvals of, filings and registrations with, and notifications to, all Governmental Authorities (including to the extent necessary the DOJ's approval of the Transactions pursuant to the Consent Decree) required for the consummation of the transactions contemplated by the applicable Closing (other than consents and approvals and filing, registration and notice requirements which if not obtained, made or complied with are not reasonably likely to have, individually or in the aggregate, a Thrasher Material Adverse Effect) shall have been obtained or made and shall be in full force and effect.

        7.1.6 Optional Bidder Phase I Reports. At least five (5) business days prior to the Closing for a Tranche in which Bidder has received Optional Bidder Phase I Reports, Thrasher shall have received from Bidder true and complete copies of the Optional Bidder Phase I Reports with respect to Tower Sites in such Tranche.

        7.1.7 Fundamental Transactions. Bidder shall not have (a) been a party to any merger, consolidation or business combination in which Bidder was not the surviving corporation (and not a subsidiary of any other Person), (b) been liquidated, wound-up or dissolved, (c) sold, transferred or disposed of all or a substantial part of its assets, (d) declared any dividend or (e) issued any capital stock having voting rights that are disproportional to the voting rights of the Bidder Common Stock.

        7.1.8 Bidder Services Agreement. On or prior to the Initial Closing Date, Bidder, HoldCo Sub and OpCo shall have executed and delivered the Bidder Services Agreement, in the form attached hereto as Exhibit 3.6.

        7.1.9 Management Agreement. On or prior to the Initial Closing Date, HoldCo Sub and OpCo shall have executed and delivered the Management Agreement, in the form attached hereto as Exhibit 2.4.

        7.1.10 Transitional Services Agreement. On or prior to the Initial Closing Date, if Bidder and Thrasher determine that such agreement should be entered into, HoldCo Sub and OpCo shall have executed and delivered the Transitional Services Agreement, in the form attached hereto as Exhibit 3.7.

        7.1.11 Registration Rights Agreement. On or prior to the first Closing at which the Bidder Contributed Shares Option is exercised, Thrasher and Bidder shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit 7.1.11 (the "Registration Rights Agreement").

        7.2 Conditions Precedent to the Obligations of Bidder. All obligations of Bidder and Bidder Member under this Agreement are subject to the fulfillment or satisfaction, prior to or at each Closing (unless a particular Closing Date is specified below), of each of the following conditions precedent:

        7.2.1 Representations and Warranties. The representations and warranties of Thrasher contained in this Agreement or in any certificate or document delivered by Thrasher to Bidder or Bidder Member pursuant to the provisions hereof shall have been true in all material respects on the date hereof and shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties were made as of such date, in each case without regard to any disclosure memorandum updates furnished by Thrasher after the date hereof other than Permitted Updates and except that on a Closing Date the representations and warranties (other than those contained in Sections 5.1.1, 5.1.2, 5.1.12 and 5.1.13) shall only be made with respect to the Thrasher Contributed Assets and the Transferring Entities (and accordingly, not with respect to the Thrasher Assets and the Thrasher Asset Holders) contributing such Thrasher Contributed Assets on the particular Closing Date (it being understood that for purposes of this Section
7.2.1 the term "Thrasher Material Adverse Effect" shall apply only as to such Thrasher Contributed Assets and Thrasher Assumed Liabilities).

        7.2.2 Compliance with this Agreement. Thrasher shall have performed and complied, in all material respects, with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the applicable Closing.

        7.2.3 Closing Certificate. Bidder and Bidder Member shall have received a certificate from Thrasher, dated the date of each Closing, certifying in such detail as Bidder may reasonably request that the conditions specified in Sections 7.2.1 and 7.2.2 hereof have been fulfilled.

        7.2.4 No Threatened or Pending Litigation. On the date of each Closing, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened in writing or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the Transactions, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

            7.2.5 Consents and Approvals. All consents and approvals of, filings and registrations with, and notifications to, all Governmental Authorities (including to the extent necessary the DOJ's approval of the Transactions pursuant to the Consent Decree) required for the consummation of the transactions contemplated by the applicable Closing (other than consents and approvals and filing, registration and notice requirements which if not obtained, made or complied with are not reasonably likely to have, individually or in the aggregate, a Thrasher Material Adverse Effect) shall have been obtained or made and shall be in full force and effect.

        7.2.6 Required Thrasher Phase I Reports. At least five (5) business days prior to the Closing for a Tranche in which Thrasher is obligated to provide true and complete copies of Required Thrasher Phase I Reports to Bidder pursuant to the provision of Section 6.1.7 hereof, Bidder shall have received from Thrasher true and complete copies of the Required Thrasher Phase I Reports with respect to Tower sites in such Tranche.

        7.2.7 Bidder Services Agreement. On or prior to the Initial Closing Date, Bidder, HoldCo Sub and OpCo shall have executed and delivered the Bidder Services Agreement, in the form attached hereto as Exhibit 3.6. If at the Initial Closing Thrasher waives the condition set forth in Section 7.1.8, at the Initial Closing Bidder shall waive the condition set forth in this Section 7.2.7.

        7.2.8 Management Agreement. On or prior to the Initial Closing Date, HoldCo Sub and OpCo shall have executed and delivered the Management Agreement, in the form attached hereto as Exhibit 2.4. If at the Initial Closing Thrasher waives the condition set forth in Section 7.1.9, at the Initial Closing Bidder shall waive the condition set forth in this Section 7.2.8.

        7.2.9 Transitional Services Agreement. On or prior to the Initial Closing Date, if Bidder and Thrasher determine that such an agreement should be entered into, Thrasher shall have executed and delivered the Transitional Services Agreement, in the form attached hereto as Exhibit 3.7. If at the Initial Closing Thrasher waives the condition set forth in Section 7.1.10, at the Initial Closing Bidder shall waive the condition set forth in this Section 7.2.9.

                                   ARTICLE 8

                 CERTAIN POST-CLOSING COVENANTS OF THE PARTIES

        8.1 Post-Closing Covenants Related to OpCo. From and after the Initial Closing, OpCo shall, and HoldCo, HoldCo Sub and Bidder Member will cause OpCo to, comply with each of the following covenants, except as otherwise determined by the mutual consent of Thrasher and Bidder Member:

        8.1.1 Conduct of Business. OpCo shall not engage in any line of business except for the ownership, operation and maintenance of the Tower Structures acquired in any Closing, the performance of its obligations under the ground leases, easements and rights-of-way and the performance of its rights and obligations under the Build-to-Suit Agreement, the Management Agreement and the Global Lease and any leases or subleases of tower capacity with respect to the Tower Structures (including, without limitation, Tower Structures developed pursuant to the Build-to-Suit Agreement). OpCo shall not make any investment in, or acquire any equity securities of, any Person. Notwithstanding the fact that Bidder and Bidder Member operate other businesses which may compete with OpCo, HoldCo Sub and HoldCo, Bidder and Bidder Member agree to cause the operations of the Tower Sites held by or managed by OpCo to be conducted in a manner no less favorable and no less competitive than the manner in which Bidder and Bidder Member conduct the tower operations of their other businesses.

        8.1.2 Solvency. OpCo shall not voluntarily take any action that would cause it to cease to be Solvent. "Solvent" means that the aggregate present fair saleable value of the applicable Person's assets is in excess of the total cost of its probable liability on its existing debts to third parties as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business in which it is presently employed. In addition to the foregoing, OpCo shall not take any action (including, without limitation, the entering into any Contract) that would inhibit, prevent or give rise to any claim with respect to any Contributed Cash Distribution.

        8.1.3 Bankruptcy. OpCo shall not voluntarily dissolve or liquidate, shall not make a voluntary assignment for the benefit of creditors, shall not file a petition in bankruptcy, shall not petition or apply to any tribunal for any receiver or trustee, shall not commence any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, shall not indicate its consent to, approval of or acquiescence in any such proceeding and shall use its best efforts to have discharged the appointment of any receiver of or trustee for OpCo or any substantial part of its property.

        8.1.4 Indebtedness. OpCo shall not, directly or indirectly, remain liable, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness. "Indebtedness" means, at any time, (a) liabilities for borrowed money, (b) liabilities for the deferred purchase price of property acquired by the applicable Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases; (d) all liabilities for borrowed money secured by any Encumbrance with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (g) any guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

        8.1.5 Liens. OpCo shall not, directly or indirectly, maintain, create, incur, assume or permit to exist any Encumbrance (other than Permitted Encumbrances and Encumbrances granted to a lender to secure any Incurred Debt) on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of OpCo, whether now owned or hereafter acquired, or any income or profits therefrom.

        8.1.6 Issuance of Interests. Except as provided in Section 3.3, OpCo shall not authorize or issue any interests in, or admit any members to, OpCo, other than Thrasher (or its designee) and HoldCo Sub.

        8.1.7 Contingent Obligations. OpCo shall not, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

        (a) Contingent Obligations of OpCo arising under the Thrasher Assumed Liabilities and successor liabilities thereto;

        (b) Contingent Obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

        (c) Contingent Obligations under the Management Agreement, Build-to-Suit Agreement, Global Lease or the other Transaction Documents to which OpCo is a party;

For purposes of this Agreement, the term "Contingent Obligations" shall mean any direct or indirect liability, contingent or otherwise (1) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligations will be protected (in whole or in part) against loss in respect thereof and (2) with respect to any letter of credit. Contingent Obligations shall include with respect to OpCo, without limitation, the direct or indirect guaranty, endorsement (otherwise than for the collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by OpCo, the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and any liability of OpCo for the obligations of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), and (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another, if in the case of any agreement described under subclause (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence.

        8.1.8 Preservation of Existence. OpCo shall preserve and maintain its existence, rights, franchises and privileges as a limited liability company under the laws of the State of Delaware and qualify and remain qualified as a foreign limited liability company in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.

        8.1.9 Merger or Sale of Assets. OpCo shall not merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) a material portion of its assets to any person (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereinafter created) at a discount or with recourse, to any person, except for sales or other dispositions of assets in the ordinary course of business, or except as permitted under the terms of the Global Lease Agreement.

        8.1.10 Dealings with Affiliates. OpCo shall not enter into any transaction with any officer, director or member of OpCo, HoldCo Sub or HoldCo or any officer, director or member of Bidder or Bidder Member or holder of more than five percent (5%) of the outstanding Bidder Common Stock, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or stockholders or members of their immediate families or any corporation or other entity directly or indirectly controlled by Bidder or Bidder Member, except in the ordinary course of business and on terms not less favorable to OpCo than it would reasonably expect to obtain in a transaction between unrelated parties.

        8.1.11 Dividends; Distributions. Except as described in the following sentence, OpCo shall not declare or pay any dividend, or make any distribution or return of capital, or redeem any equity interest or make any similar payments or transfer of property to its members (excluding payments for goods or services) in amounts in excess of those amounts which would otherwise be payable under the Management Agreement and then only to the extent that such amounts had not been paid pursuant to the Management Agreement; provided, however, that the consent of Thrasher shall not be required as a condition to OpCo taking any of the aforesaid actions under this Section 8.1.11 if (a) Thrasher has disposed of all of its percentage interest in HoldCo and (b)(i) there are no further loans or other obligations outstanding under any Financing Documents, (ii) all commitments in connection with any Financing Documents have been terminated and (iii) no letters of credit issued under any Financing Documents are outstanding. Within ninety (90) days after the end of each fiscal year of OpCo, OpCo shall distribute to HoldCo Sub the amount of net cash provided by OpCo's operating activities as determined in the OpCo Operating Agreement (the "Excess Cash Distribution") to the extent permitted under any applicable Contracts, including the Financing Documents.

        8.2 Post-Closing Covenants Related to HoldCo, HoldCo Sub and OpCo. From and after the Initial Closing, HoldCo and HoldCo Sub shall, and Bidder Member will cause each of HoldCo, HoldCo Sub and OpCo to, comply with each of the following covenants, except as otherwise determined by the mutual consent of Thrasher and Bidder Member.

        8.2.1 Conduct of Business. HoldCo shall not engage in any line of business except for the ownership of the membership interests in HoldCo Sub and any Bidder Contributed Shares and the making of the Contributed Cash Distributions. HoldCo Sub shall not engage in any line of business except for the ownership of the membership interests in OpCo and the making of the Contributed Cash Distributions. HoldCo Sub shall not make any investment in, or acquire any equity securities of, any Person other than OpCo. Notwithstanding the fact that Bidder and Bidder Member operate other businesses which may compete with OpCo, HoldCo Sub and HoldCo, Bidder and Bidder Member agree to cause the operations of the Tower Sites indirectly held by or managed by HoldCo Sub and HoldCo to be conducted in a manner no less favorable and no less competitive than the manner in which Bidder and Bidder Member conduct the tower operations of their other businesses.

        8.2.2 Use of Proceeds. HoldCo Sub shall use the proceeds of the Bidder Contributed Cash as follows: (i) to make at Initial Closing the initial Contributed Cash Distribution; and (ii) to make at each subsequent Closing the applicable Contributed Cash Distributions. The Working Capital Contribution shall be retained in OpCo for working capital and capital expenditure purposes.

        8.2.3 Solvency. Each of HoldCo and HoldCo Sub shall not voluntarily take any action that would cause it or OpCo to cease to be Solvent.

        8.2.4 Bankruptcy. HoldCo and HoldCo Sub shall not voluntarily dissolve or liquidate, shall not make a voluntary assignment for the benefit of creditors, shall not file a petition in bankruptcy, shall not petition or apply to any tribunal for any receiver or trustee, shall not commence any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, shall not indicate its consent to, approval of or acquiescence in any such proceeding and shall use its best efforts to have discharged the appointment of any receiver of or trustee for HoldCo or HoldCo Sub or any substantial part of their respective properties.

        8.2.5 Indebtedness. Except for any Incurred Debt, HoldCo Sub shall not, directly or indirectly, remain liable, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness. HoldCo shall not, directly or indirectly, remain liable, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness.

        8.2.6 Liens. HoldCo shall not, directly or indirectly, maintain, create, incur, assume or permit to exist any Encumbrance (other than Permitted Encumbrances and Encumbrances on the membership interests in HoldCo Sub granted to the Lender to secure any Incurred Debt) on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of HoldCo, whether now owned or hereafter acquired, or any income or profits therefrom.

        8.2.7 Contingent Obligations. HoldCo shall not, directly or indirectly, create or become or be liable with respect to any Contingent Obligation. Contingent Obligations shall include with respect to HoldCo, without limitation, the direct or indirect guaranty, endorsement (otherwise than for the collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by HoldCo, the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and any liability of HoldCo for the obligations of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), and (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another, if in the case of any agreement described under subclause (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence.

        8.2.8 Issuance of Interests. Except as provided in Section 2.2 or pursuant to a transfer permitted by Section 9.1 or Section 9.2, HoldCo shall not authorize or issue any interests in, or admit any members to, HoldCo, other than Thrasher (or its designee) and Bidder Member. Except as provided in
Section 2.5, HoldCo Sub shall not authorize or issue any interests in, or admit any members to, HoldCo Sub, other than HoldCo.

        8.2.9 Preservation of Existence. Each of HoldCo and HoldCo Sub shall preserve and maintain its existence, rights, franchises and privileges as a limited liability company under the laws of the State of Delaware and qualify and remain qualified as a foreign limited liability company in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.

        8.2.10 Merger or Sale of Assets. Neither HoldCo nor HoldCo Sub shall merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) a material portion of its assets to any person (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereinafter created) at a discount or with recourse, to any person, except for sales or other dispositions of assets in the ordinary course of business.

        8.2.11 Dealings with Affiliates. Neither HoldCo nor HoldCo Sub shall enter into any transaction with any officer, director or member of HoldCo or HoldCo Sub or any officer, director or member of Bidder or Bidder Member or holder of more than five percent (5%) of the outstanding Bidder Common Stock, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or stockholders or members of their immediate families or any corporation or other entity directly or indirectly controlled by Bidder or Bidder Member, except in the ordinary course of business and on terms not less favorable to HoldCo or HoldCo Sub than it would reasonably expect to obtain in a transaction between unrelated parties.

        8.2.12 Business Plan and Annual Budget. On or before November 30 of each year, the managers of HoldCo shall, in consultation with Thrasher, develop a business plan and budget for HoldCo (including HoldCo Sub and OpCo) ("Business Plan") for the following calendar year of HoldCo (and HoldCo Sub and OpCo). The Business Plan for the period between the Initial Closing Date and December 31, 2000 shall be mutually agreed upon by Thrasher and Bidder prior to the Initial Closing. Each subsequent Business Plan shall be submitted to the members for review and, subject to the second following sentence, comment and shall be adopted only with the mutual consent of Thrasher and Bidder Member. HoldCo shall use commercially reasonable efforts to, and cause each of HoldCo Sub and OpCo to, conduct their respective businesses in accordance with the then current Business Plan.

        If by the first date of any year the proposed Business Plan for that year has not been adopted, the Business Plan for such year shall be deemed to be the expense portion of the Business Plan in effect for the preceding year increased, at the discretion of Bidder Member, to an amount not to exceed the sum of:

        (a) the average operating cost per communications tower owned by OpCo (or of which it has the economic benefit) (the "OpCo Towers") based on the most recent quarterly financial statements available as of the first day of the current year multiplied by 50% of the sum of (i) the aggregate number of OpCo Towers constructed, completed or otherwise acquired in the course of the prior year and (ii) the aggregate number of OpCo Towers projected to be constructed, completed or otherwise acquired in the current year in the Business Plan for the prior year; and

        (b) the sum of (x) with respect to all contractual price increases with respect to contracts and agreements to which OpCo is a party and all increases in Taxes with respect to OpCo Towers, the amount of such increase and (y) with respect to all other expense items in the previous year's budget,
(A) the amount of such expenses multiplied by (B) the sum of 1 plus an amount equal to the percentage increase in the CPI during the previous year.

        If Thrasher and Bidder Member are unable to mutually agree on the Business Plan for the year commencing January 1, 2001, the Business Plan for such year shall be deemed to be the quotient of (a) the expense portion of the initial Business Plan for the period ending December 31, 2000, increased as contemplated by the foregoing sentence, multiplied by 365 (b) divided by the number of days elapsed between the Initial Closing Date and December 31, 2000 (including both the Initial Closing Date and December 31, 2000).

        Notwithstanding the foregoing, each Business Plan that is implemented pursuant to the foregoing two paragraphs of this Section 8.2.12 because Thrasher and Bidder Member are unable to mutually agree on the Business Plan must provide for the payment by OpCo, prior to the allocation of revenues pursuant to such two paragraphs, of : (i) any and all costs, expenses or payments reasonably necessary to fulfill OpCo's obligations under the Global Lease Agreement; (ii) any and all costs, expenses or payments reasonably necessary to fulfill OpCo's obligations under the Build-to-Suit Agreement;
(iii) any and all taxes of any kind due and owing by OpCo; (iv) any payments or expenditures required under any lease of real estate, grant of easement, right of way or similar agreement to which OpCo is a party; (v) any and all costs, expenses or payments reasonably necessary to fulfill OpCo's obligations under any lease or sublease of tower space or real estate to any third party; (vi) insurance premiums (including without limitation, any payments pursuant to premium financing) and/or deductibles of OpCo; (vii) payments to third parties for equipment or any other goods and services required to perform OpCo's obligations under existing agreements including, without limitation, payments required to satisfy any mechanics' liens; (viii) salaries, commissions, compensation, benefits, and payments or obligations of a similar nature; and (ix) any and all costs, expenses and payments required to comply with, or payable pursuant to any applicable laws, rule, regulations, ordinances, permits or licenses.

        8.2.13 Certain Contracts. Neither HoldCo, HoldCo Sub, or OpCo shall enter into any contract, agreement or arrangement (whether written or oral), other than agreements and contracts in force as of the date hereof and renewals thereof, which (a) contains provisions restricting HoldCo, HoldCo Sub or OpCo or any member thereof from competing in any business activity in any geographic area, (b) contains provisions requiring HoldCo, HoldCo Sub, or OpCo or any member thereof to deal exclusively with any third party with respect to providing any goods, services or rights to or acquiring any goods or services or rights from such third party, (c) contains provisions which are inconsistent with the obligations of HoldCo, HoldCo Sub or OpCo under any Transaction Document, or (d) provides for the purchase or sale of goods, services or rights involving an amount in excess of $ 10,000,000 per year in any transaction or series of similar transactions.

        8.2.14 Action as Members of HoldCo Sub. HoldCo shall not give any consent, in its capacity as a member of HoldCo Sub, under Section 3.8 of the HoldCo Sub Operating Agreement.

        8.2.15 Excess Cash Distributions. Upon receipt of the Excess Cash Distribution each fiscal year, HoldCo Sub shall distribute to HoldCo the amount of Excess Cash Distribution to HoldCo to the extent permitted under any applicable Contracts, including the Financing Documents, which in turn shall distribute such Excess Cash Distribution to Bidder Member and the Thrasher Members to the extent permitted under any applicable Contracts, including the Financing Documents, in accordance with their respective membership interests.

        8.2.16 Voting of Bidder Contributed Shares. HoldCo shall not exercise any voting rights with respect to any Bidder Contributed Shares; and in the absence of the mutual agreement of Thrasher and Bidder Member as to the exercise of such voting rights, any Bidder Contributed Shares shall be voted on each matter submitted to a vote of the shareholders of Bidder for and against such matter in the same proportion as the vote of all other shares entitled to vote thereon are voted (whether by proxy or otherwise) for and against such matter.

        8.2.17 Ownership in HoldCo. Subject to the provisions of the HoldCo Operating Agreement, Bidder and Bidder Member agree that under no circumstances shall the Thrasher HoldCo Interest decrease below 10.0% without Thrasher's prior written consent.

        8.3 Delivery of Financial Statements. HoldCo shall, and Bidder Member covenants and agrees that it shall cause HoldCo to, deliver to Thrasher:

        (a) within thirty (30) days of the end of each month, HoldCo shall deliver to Bidder Member and Thrasher an unaudited income statement and schedule as to the sources and application of funds for such month and an unaudited balance sheet as of the end of such month, in reasonable detail and prepared in accordance with GAAP (except as permitted by Form 10-Q under the Exchange Act), with respect to each of HoldCo, HoldCo Sub and OpCo, together with an analysis by management of HoldCo's financial condition and results of operations during such period and explanation by management of any differences between such condition or results and the budget and business plan for such period.

        (b) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of HoldCo, a consolidated income statement for such fiscal year, a consolidated balance sheet of HoldCo, HoldCo Sub and OpCo as of the end of such year, and a schedule as to the cash flow and changes in members' equity for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by HoldCo's independent public accountants;

        (c) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of HoldCo, an unaudited consolidated profit or loss statement and schedule as to consolidated cash flow for such fiscal quarter and an unaudited consolidated balance sheet of HoldCo, HoldCo Sub and OpCo as of the end of such fiscal quarter, in reasonable detail and prepared-in accordance with GAAP (except as permitted by Form 10-Q under the Exchange Act); and

        (d) such other information relating to the financial condition, business, prospects or corporate affairs of HoldCo, HoldCo Sub and OpCo as Thrasher may from time to time reasonably request.

        8.4 HoldCo, HoldCo Sub and OpCo Boards of Representatives. Subject to the terms and provisions of this Agreement, the Management Agreement, the HoldCo Operating Agreement, the HoldCo-Sub Operating Agreement, the OpCo Operating Agreement and the Global Lease, the policies, business and operations of each of HoldCo, HoldCo Sub and OpCo shall be subject to the direction of a "Board of Representatives" for each of HoldCo, HoldCo Sub and OpCo which shall meet not less than once per calendar quarter. For so long as Thrasher Affiliates maintain ownership of at least a five percent (5%) percentage interest in HoldCo, Thrasher shall have the right to designate from time to time a number of members of the Board of Representatives that is equal to the greater of (i) one member or (ii) the number of members (rounded to the nearest whole number) which is equal to the same percentage of all members of the Board of Representatives as the percentage interest held by Thrasher. Thrasher shall also have the right to designate one member of each committee of the Board of Representatives that is created pursuant to the provisions of the HoldCo Operating Agreement, the HoldCo Sub Operating Agreement or the OpCo Operating Agreement, which designee may or may not be a member of the Board of Representatives. HoldCo, HoldCo Sub or OpCo, as appropriate, shall promptly reimburse such Thrasher designees for any expenses incurred by them in connection with their activities as members of the Board of Representatives.

        8.5 Covenants Are For Benefit of Members. The provisions of Sections 8.1, 8.2, 8.3 and 8.4 are for the benefit of (a) Thrasher, the applicable Transferring Entities and Bidder Member (and their respective permitted transferees), in their respective capacities as members of HoldCo, (b) HoldCo, in its capacity as member of HoldCo Sub, and (c) Thrasher (and its permitted transferees) and HoldCo Sub, in their respective capacities as members of OpCo.

        8.6 Revenues Receivable under Certain Third Party Leases. Prior to each Closing, Thrasher shall deliver to Bidder, a description of certain third party leases covering the Tower Structures conveyed at such Closing, which were entered into by Thrasher or a Transferring Entity (as lessor) pursuant to a swap or other arrangement (collectively, the "Swap Lease Agreements" and each, individually, a "Swap Lease Agreement"). With respect to each Swap Lease Agreement covering any of the Tower Structures conveyed to OpCo at such Closing, on or before the tenth day of each calendar month from and after the applicable Closing Date until the time specified in the following sentence, Thrasher or the applicable Transferring Entity shall pay to OpCo an amount equal to the difference, if any, between (a) the monthly rent that OpCo would have received under the Swap Lease Agreement if the rents payable by the third party lessee thereunder were set at the rental rates payable to OpCo under the Global Lease, and (b) the monthly rent receivable by OpCo under the Swap Lease Agreement. The payment obligation of Thrasher or the applicable Transferring Entity under the preceding sentence with respect to a particular Swap Lease Agreement shall terminate on the date that the third party lessee no longer has lease rights under the Swap Lease Agreement with respect to the subject Tower Structure.

                                   ARTICLE 9

                 CERTAIN ANCILLARY ARRANGEMENTS OF THE PARTIES

        9.1 Restriction on Sales by Bidder. Without the prior written consent of Thrasher, Bidder Member shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, the Bidder HoldCo Interest unless either (a) the transfer is made to an entity of which Bidder or Bidder Member owns directly or indirectly all of the voting power of the outstanding capital stock (provided that (x) such entity executes an instrument reasonably satisfactory in form and substance to Thrasher pursuant to which it agrees to be bound hereby and (y) Bidder (or its successor by merger) shall not thereafter at any time cease to own directly or indirectly less than all of the voting power of the outstanding capital stock of such entity) or (b) Bidder Member has complied with the procedures described in this Article 9 and (i) the transfer is made subject to the right of first refusal described in Section 9.3 hereof and (ii) to the extent Thrasher does not exercise its right of first refusal described in Section 9.3 hereof, the transfer is made subject to the right of participation in sales described in Section 9.5(a) hereof. For purposes of the foregoing, Bidder Member shall not be deemed to have indirectly transferred any of the Bidder HoldCo Interest if Bidder or any other parent corporation of Bidder Member is a party to any merger or consolidation transaction, whether or not such parent corporation is the surviving entity in such merger. Any purported transfer of the Bidder HoldCo Interest in violation of this Section
9.1 shall be void.

        9.2 Restriction on Sales by Thrasher Members. Without the prior written consent of Bidder Member, the Thrasher Members shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, their respective Thrasher HoldCo Interests unless either (a) the transfer is made to any entity of which either Thrasher Parent, Thrasher or Bell Atlantic (after the Bell Atlantic/Thrasher Merger is consummated) owns directly or indirectly a majority of the voting power of the outstanding capital stock (provided that (x) such entity executes an instrument reasonably satisfactory in form and substance to Bidder Member pursuant to which it agrees to be bound hereby and
(y) Thrasher Parent or Thrasher (or the successor by merger to either) shall not thereafter at any time cease to own directly or indirectly less than a majority of the voting power of the outstanding capital stock of such entity), or (b) Thrasher has complied with the procedures described in this Article 9 and (i) the transfer is made subject to the right of first refusal described in Section 9.4 hereof or (ii) to the extent Bidder Member does not exercise its right of first refusal described in Section 9.4 hereof, the transfer is made subject to the right of participation in sales described in Section 9.5(b) hereof. For purposes of the foregoing, Thrasher shall not be deemed to have indirectly transferred any of the Thrasher HoldCo Interest if Thrasher Parent or any other parent corporation of Thrasher is a party to any merger or consolidation transaction, whether or not such parent corporation is the surviving entity in such merger, including without limitation, the Bell Atlantic/Thrasher Merger and the Bell Atlantic/Vodaphone Transaction. Any purported transfer of the Thrasher HoldCo Interest in violation of this
Section 9.2 shall be void.

        9.3 Thrasher Right of First Refusal.

        (a) Subject to the provisions of Section 9.1, if at any time Bidder Member wishes to sell all or any part of the Bidder HoldCo Interest, Bidder Member shall submit a written offer to sell such Bidder HoldCo Interest to Thrasher (on behalf of the Thrasher Members) on terms and conditions, including price, not less favorable to Thrasher than those on which the Bidder Member proposes to sell the Bidder HoldCo Interest to any other purchaser (the "Bidder Offer"). The Bidder Offer shall disclose the identity of the proposed purchaser or transferee, the percentage of the Bidder HoldCo Interest to be sold, the terms of the sale, any amounts owed to Bidder Member with respect to the Bidder HoldCo Interest and any other material facts relating to the sale. Thrasher shall respond to the Bidder Offer as soon as practicable after receipt thereof, and in all events within thirty (30) days after receipt thereof. The Bidder Offer may be revoked at any time. Thrasher shall have the right to accept the Bidder Offer as to all (but not less than all) of the Bidder HoldCo Interest offered thereby. In the event that Thrasher shall elect on a timely basis to purchase all (but not less than all) of the Bidder HoldCo Interest covered by the Bidder Offer, Thrasher shall communicate in writing such election to purchase to Bidder Member, which communication shall be delivered by hand or mailed to Bidder Member at the address set forth in
Section 11.9 below and shall, when taken in conjunction with the Bidder Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Bidder HoldCo Interest covered thereby; provided, however, that Bidder Member may elect in its sole discretion to terminate such agreement at any time prior to the closing of such sale and purchase, in which case such Bidder HoldCo Interest shall again become subject to the requirements of a prior offer pursuant to this Section. In the event Bidder Member terminates any such agreement prior to closing, Bidder Member shall be prohibited from consummating a transaction for the sale and purchase of the Bidder HoldCo Interest with the proposed purchaser or transferee for two (2) years from the date of such termination, and shall be prohibited from consummating a transaction for the sale and purchase of the Bidder HoldCo Interest with any other party for six (6) months from the date of such termination. In the event that any Bidder Offer includes any non-cash consideration, Thrasher may in its sole discretion elect to pay a cash amount equal to the fair market value of such non-cash consideration in lieu of such non-cash consideration. The closing of the sale and purchase contemplated by any agreement for the sale and purchase of any portion of the Bidder HoldCo Interest entered into between Thrasher and Bidder Member pursuant to this
Section 9.3 shall be consummated within sixty (60) days after the date that such agreement becomes valid, legally binding and enforceable as aforesaid, subject to extension to the extent necessary to secure required approvals or consents from Governmental Authorities. Each of Thrasher and Bidder Member shall use its reasonable best efforts to obtain such required approvals or consents from Governmental Authorities.

        (b) In the event that Thrasher does not purchase the Bidder HoldCo Interest offered by Bidder Member pursuant to the Bidder Offer, such Bidder HoldCo Interest not so purchased may be sold by the Bidder Member at any time within ninety (90) days after the expiration of the Bidder Offer, subject to the provisions of Section 9.5 below. Any such sale shall be to the same proposed purchaser or transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Bidder Offer. If such Bidder HoldCo Interest is not sold within such ninety (90)-day period, it shall again become subject to the requirements of a prior offer pursuant to this Section. In the event that such Bidder HoldCo Interest is sold pursuant to this Section to any purchaser other than Thrasher, such Bidder HoldCo Interest shall continue to be subject to the restrictions imposed by this Section 9.3 with the same effect as though such purchaser were Bidder Member for purposes of this Section.

        9.4 Bidder Member's Right of First Refusal.

        (a) Subject to the provisions of Section 9.2, if at any time any Thrasher Member wishes to sell all or any part of the Thrasher HoldCo Interest held by such Thrasher Member, such Thrasher Member shall submit a written offer to sell such Thrasher HoldCo Interest to Bidder Member on terms and conditions, including price, not less favorable to Bidder Member than those on which Thrasher proposes to sell the Thrasher HoldCo Interest, as the case may be, to any other purchaser (the "Thrasher Offer"). The Thrasher Offer shall disclose the identity of the proposed purchaser or transferee, the percentage of the Thrasher HoldCo Interest to be sold, the terms of the sale, any amounts owed to such Thrasher Member with respect to the Thrasher HoldCo Interest and any other material facts relating to the sale. Bidder Member shall respond to the Thrasher Offer as soon as practicable after receipt thereof, and in all events within thirty (30) days after receipt thereof. The Thrasher Offer may be revoked at any time. Bidder Member shall have the right to accept the Thrasher Offer as to all (but not less than all) of the Thrasher HoldCo Interest offered thereby. In the event that Bidder Member elects on a timely basis to purchase all (but not less than all) of the Thrasher HoldCo Interest covered by the Thrasher Offer, Bidder Member shall communicate in writing such election to purchase to such Thrasher Member which communication shall be delivered by hand or mailed to such Thrasher Member at the address set forth in Section 11.9 below and shall, when taken in conjunction with the Thrasher Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Thrasher HoldCo Interest covered thereby; provided, however, that such Thrasher Member may elect in its sole discretion to terminate such agreement at any time prior to the closing of such sale and purchase, in which case such Thrasher HoldCo Interest shall again become subject to the requirements of a prior offer pursuant to this Section. In the event such Thrasher Member terminates any such agreement prior to closing, such Thrasher Member shall be prohibited from consummating a transaction for the sale and purchase of the Thrasher HoldCo Interest with the proposed purchaser or transferee for two (2) years from the date of such termination, and shall be prohibited from consummating a transaction for the sale and purchase of the Thrasher HoldCo Interest with any other party for six (6) months from the date of such termination. In the event that any Thrasher Offer includes any non-cash consideration, Bidder Member may in its sole discretion elect to pay a cash amount equal to the fair market value of such non-cash consideration in lieu of such non-cash consideration. The closing of the sale and purchase contemplated by any agreement for the sale and purchase of any portion of the Thrasher HoldCo Interest entered into between such Thrasher Member and Bidder Member pursuant to this Section 9.4 shall be consummated within sixty (60) days after the date that such agreement becomes valid, legally binding and enforceable as aforesaid, subject to extension to the extent necessary to secure required approvals or consents from Governmental Authorities. Each of Thrasher and Bidder Member shall use its reasonable best efforts to obtain such required approvals or consents from Governmental Authorities.

        (b) In the event that Bidder Member does not purchase the Thrasher HoldCo Interest offered by the Thrasher Member pursuant to the Thrasher Offer, such Thrasher HoldCo Interest not so purchased may be sold by such Thrasher Member at any time within ninety (90) days after the expiration of the Thrasher Offer. Any such sale shall be to the same proposed purchaser or transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Thrasher Offer. If such Thrasher HoldCo Interest is not sold within such ninety (90)- day period, such Thrasher HoldCo Interest shall continue to be subject to the requirements of a prior offer pursuant to this Section. In the event that such Thrasher HoldCo Interest is sold pursuant to this Section to any purchaser other than Bidder Member, such portion of the Thrasher HoldCo Interest shall continue to be subject to the restrictions imposed by this Section 9.4 with the same effect as though such purchaser were Thrasher for purposes of this Section.

        9.5 Right of Participation in Sales.

        (a) If at any time Bidder Member wishes to sell all or any portion of the Bidder HoldCo Interest to any person or entity other than Thrasher (the "Bidder HoldCo Interest Purchaser"), Thrasher (on behalf of the Thrasher Members) shall have the right to offer for sale to the Bidder HoldCo Interest Purchaser, as a condition of such sale by Bidder Member, at the same price and on the same terms and conditions as involved in such sale by Bidder Member, the same proportion of the Thrasher HoldCo Interest as the proposed sale represents with respect to the Bidder HoldCo Interest. Thrasher shall notify Bidder Member of such intention as soon as practicable after receipt of the Bidder Offer made pursuant to Section 9.3, and in all events within thirty
(30) days after receipt thereof. In the event that Thrasher elects to participate in such sale by Bidder Member, Thrasher shall communicate such election to Bidder Member, which communication shall be delivered by hand or mailed to the Bidder Member at the address set forth in Section 11.9 below. Bidder Member and Thrasher shall sell to the Bidder HoldCo Interest Purchaser the Bidder HoldCo Interest proposed to be sold by Bidder Member and the Thrasher HoldCo Interest proposed to be sold by Thrasher, at not less than the price and upon other terms and conditions, if any, not more favorable to the Bidder HoldCo Interest Purchaser than those in the Bidder Offer provided by Bidder Member under Section 9.3 above; provided, however, that any purchase of less than all of the Bidder HoldCo Interest and the Thrasher HoldCo Interest by the Bidder HoldCo Interest Purchaser shall be made from Bidder Member and Thrasher pro rata based upon the amount offered to be sold by each. Any portion of the Bidder HoldCo Interest and the Thrasher HoldCo Interest sold pursuant to this Section 9.5 shall no longer be subject to the restrictions imposed by Sections 9.3 or 9.4 or entitled to the benefit of this Section 9.5(a).

        (b) If at any time any Thrasher Member wishes to sell all or any portion of the Thrasher HoldCo interest held by such Thrasher Member to any person or entity other than Bidder Member or Thrasher Parent or any other Affiliate of Thrasher (the "Thrasher HoldCo Interest Purchaser"), Bidder Member shall have the right to offer for sale to the Thrasher HoldCo Interest Purchaser, as a condition of such sale by such Thrasher Member, at the same price and on the same terms and conditions as involved in such sale by such Thrasher Member, the same proportion of the Bidder HoldCo Interest as the proposed sale represents with respect to the Thrasher HoldCo Interest. Bidder Member shall notify such Thrasher Member of such intention as soon as practicable after receipt of the Thrasher Offer made pursuant to Section 9.4, and in all events within thirty (30) days after receipt thereof. In the event that Bidder Member elects to participate in such sale by such Thrasher Member, Bidder Member shall communicate such election to such Thrasher Member, which communication shall be delivered by hand or mailed to such Thrasher Member at the address set forth in Section 11.9 below. Such Thrasher Member and Bidder Member shall sell to the Thrasher HoldCo Interest Purchaser the Thrasher HoldCo Interest proposed to be sold by such Thrasher Member and the Bidder HoldCo Interest proposed to be sold by Bidder Member, at not less than the price and upon other terms and conditions, if any, not more favorable to the Thrasher HoldCo Interest Purchaser than those in the Thrasher Offer provided by such Thrasher Member under Section 9.4 above; provided, however, that any purchase of less than all of the Thrasher HoldCo Interest and the Bidder HoldCo Interest by the Thrasher HoldCo Interest Purchaser shall be made from Thrasher and Bidder Member pro rata based upon the amount offered to be sold by each. Any portion of the Thrasher HoldCo Interest and the

Bidder HoldCo Interest sold pursuant to this Section 9.5 shall no longer be subject to the restrictions imposed by Sections 9.3 or 9.4 or entitled to the benefit of this Section 9.5(b).

        9.6 Transfer of Thrasher Retained Interest. Without the prior written consent of Bidder, Thrasher shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, the Thrasher Retained Interest unless either (a) the transfer is made to an entity of which either Thrasher or Thrasher Parent owns directly or indirectly all of the voting power of the outstanding capital stock, or (b) the transfer is made in connection with a merger or consolidation transaction to which Thrasher or Thrasher is a party.

        9.7 Specific Performance. Each of the parties specifically acknowledges and agrees that the remedy at law for any breach of the covenants contained in this Article 9 will be inadequate and that any other party, in addition to any other relief available to them, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.


                                  ARTICLE 10

                                INDEMNIFICATION

        10.1 Indemnification by Thrasher.

        (a) From and after each applicable Closing, Thrasher shall indemnify and hold harmless OpCo, its successors and assigns and its officers, directors, employees, agents and any Person who controls any of the foregoing within the meaning of the Securities Act (each, an "Indemnified OpCo Party") from and against any liabilities, claims, causes of action, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified OpCo Party in connection therewith) (collectively, "Losses") that such Indemnified OpCo Party may sustain, suffer or incur and that result from, arise out of or relate to (i) any breach of any of the representations, warranties, covenants or agreements of Thrasher contained in this Agreement or (ii) any Thrasher Retained Liability.

        (b) OpCo acknowledges and agrees that Thrasher shall not have any Liability under any provision of this Agreement for any Loss to the extent that such Loss relates to the failure to act or any action taken by OpCo or any other Person (other than Thrasher or any of its Affiliates in breach of this Agreement) or pursuant to any Transaction Document after the applicable Closing Date.

        (c) OpCo shall take and shall cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss.

        (d) Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which OpCo has or may have, at law, in equity or otherwise, against Thrasher based on a willful misrepresentation or willful breach of any warranty, covenant or agreement by Thrasher hereunder.

        10.2 Indemnification by Bidder.

        (a) From and after the Initial Closing, Bidder shall indemnify and hold harmless Thrasher, the Transferring Entities, their respective successors and assigns and their respective officers, directors, employees, agents and any Person who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Thrasher Party") from and against any Losses that such Indemnified Thrasher Party may sustain, suffer or incur and that result from, arise out of or relate to any breach of any of the representations, warranties, covenants or agreements of Bidder contained in this Agreement.

        (b) Thrasher and the Transferring Entities shall take and cause their respective Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss.

        (c) Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which Thrasher has or may have, at law, in equity or otherwise, against Bidder and Bidder Member based on a willful misrepresentation or willful breach of any covenant or agreement of warranty by Bidder and Bidder Member hereunder.

        10.3 Indemnification by OpCo.

        (a) From and after each applicable Closing, OpCo shall indemnify and hold harmless each Indemnified Thrasher Party from and against any Losses that such Indemnified Thrasher Party may sustain, suffer or incur and that result from, arise out of or relate to (i) any Thrasher Assumed Liability or (ii) events occurring after the Closing Date in connection with OpCo's business, including, without limitation, the use, ownership, possession or operation of the Thrasher Contributed Assets from and after the Closing Date.

        (b) Thrasher shall take and cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss.

        (c) Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which Thrasher has or may have, at law, in equity or otherwise, against OpCo based on a willful breach of any covenant or agreement hereunder.

        10.4 Indemnification by Bidder Member.

        (a) From and after the Initial Closing, Bidder Member shall indemnify and hold harmless each Indemnified Thrasher Party from and against any Losses that such Indemnified Thrasher Party may sustain, suffer or incur and that result from, arise out of or relate to any breach of any of the representations, warranties, covenants or agreements of Bidder Member contained in this Agreement.

        (b) Thrasher shall take and cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss.

        (c) Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which Thrasher has or may have, at law, in equity or otherwise, against Bidder and Bidder Member based on a willful misrepresentation or willful breach of any, covenant or agreement of warranty by Bidder and Bidder Member hereunder.

        10.5 Procedure for Claims.

        (a) Any Person that desires to seek indemnification under any provision of this Section 10 or any other provision of this Agreement providing for indemnification (each, an "Indemnified Party") shall give notice (a "Claim Notice") to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") prior to any applicable Expiration Date specified below. Such Claim Notice shall briefly explain the nature of the claim and the parties known to be involved, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within sixty (60) days after the matter giving rise to the claim becomes finally resolved, and the Second Claim Notice shall specify the amount of the claim. Any failure to give a Claim Notice in a timely manner pursuant to this Section 10.5(a) shall not limit the obligation of the Indemnitor under this Article 10, except to the extent such Indemnitor is prejudiced thereby and except as otherwise provided in Section 10.8. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within thirty (30) days (the "Response Period") after the later of (a) the date that the Claim Notice is given or (b) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor. If the Indemnitor notifies the Indemnified Party in the Claim Response that it disputes the claim made by the Indemnified Party, then the Indemnitor and the Indemnified Party shall endeavor in good faith for a period of thirty (30) days to settle and compromise such claim, and if unable to agree on any settlement or compromise, such claim for indemnification shall be settled by arbitration in accordance with the provisions of Section 11.1 of this Agreement, and any Loss established by reason of such settlement, compromise or arbitration shall be deemed to be finally determined.

        (b) Any Loss that is finally determined in the manner set forth in
Section 10.5(a) shall be paid by the Indemnitor to the Indemnified Party within thirty (30) days after (a) the last day of the Claim Response Period or
(b) the date on which such settlement, compromise or arbitration described in the last sentence of Section 10.5(a) shall have been deemed to be finally determined, as the case may be. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor shall also be obligated to pay to the applicable Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the Prime Rate plus two percent (2%) per annum, and the Prime Rate in effect on the first (1st) business day of each calendar quarter shall apply to the amount of the unpaid obligation during such calendar quarter.

        10.6 Certain Limitations. Notwithstanding anything to the contrary in this Agreement, except as provided below in this Section 10.6, (i) OpCo shall be entitled to indemnification hereunder with respect to the breach of a representation, warranty, covenant or agreement by Thrasher only when the aggregate of all Losses to such Indemnified OpCo Parties from all such breaches exceeds on a cumulative basis $12,000,000 (the "Deductible Amount"), and then only to the extent of such excess amount, and (ii) Thrasher shall not be liable under this Agreement for an aggregate amount in excess of $310,000,000 (the "Maximum Indemnification"). Until the aggregate amount of Bidder Contributed Cash exceeds $310,000,000, the amount of the Maximum Indemnification shall equal the aggregate amount of such Bidder Contributed Cash. The foregoing limitations with respect to the Maximum Indemnification shall not apply, however, to any willful misrepresentation or willful breach of warranty by Thrasher. Notwithstanding the other provisions of this Article 10, no Indemnified OpCo Party shall be entitled to seek indemnification under this Article 10 for any individual fact, circumstance, condition or occurrence that results in a breach of a representation or warranty that involves Losses of less than $25,000. Notwithstanding the foregoing provisions of this Section 10.6, the indemnification of OpCo by Thrasher for Thrasher Retained Liabilities pursuant to Section 10.1(a)(ii) shall not be subject to the Deductible Amount or any other deductible, the Maximum Indemnification limitation, or the limitation under the immediately preceding sentence.

        10.7 Non-Third Party Claims. In no event shall Thrasher and its Affiliates, Bidder and its Affiliates, or Bidder Member and its Affiliates be liable to the other party hereto for any special, incidental or consequential damages incurred by such other party and caused by or arising out of any breach of any representation, warranty, covenant or agreement contained in this Agreement or the other Transaction Documents.

        10.8 Claims Period. Any claim for indemnification under this Section 10 shall be made by giving a Claim Notice under Section 10.5 on or before the applicable "Expiration Date" specified below in this Section 10.8, if any, or the claim under this Article 10 shall be invalid. The following claims shall have the following respective "Expiration Dates": (i) June 30, 2001, with respect to any claims that are not specified in the succeeding clause (ii); or
(ii) the date on which the applicable statute of limitations expires with respect to any claim for Losses related to a (x) breach of any covenant or (y) a breach of warranty or misrepresentation under Sections 5.1.1, 5.1.2, 5.1A.1, 5.1A.2, 5.2.1, 5.2.2, 5.3.1, 5.3.2 and 5.3.11. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, there shall be no Expiration Date with respect to (A) any claim by an Indemnified OpCo Party for Losses related to any Thrasher Retained Liability, or (B) any claim by an Indemnified Thrasher Party for Losses related to any Thrasher Assumed Liability. So long as an Indemnified Party gives a Claim Notice for an Unliquidated Claim on or before the applicable Expiration Date, if any, such Indemnified Party shall be entitled to pursue its rights to indemnification regardless of the date on which such Indemnified Party gives the related Liquidated Claim Notice.

        10.9 Third Party Claims. An Indemnified Party that desires to seek indemnification under any part of this Section 10 with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such

Action and tender defense of such Action to the Indemnitor, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a complete release therefrom, or (y) provides for injunctive or other non-monetary relief affecting the Indemnified Party, except with the written consent of such Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned). The Indemnified Party shall render all assistance and cooperation to the Indemnitor (at Indemnitor's sole expense) which the Indemnitor may request in defense of any such Action including, without limitation, the making of witnesses and documents available for depositions, interrogatories and court proceedings. Any failure to give prompt notice and to tender the defense of an Action pursuant to this Section 10.9 shall not bar an Indemnified Party's right to claim indemnification under this Article 10, except to the extent that an Indemnitor shall have been harmed by such failure.

        10.10 Effect of Investigation or Knowledge. Except as otherwise provided herein, all covenants, agreements, representations and warranties made herein or in any agreement, instrument or certificate delivered pursuant to this Agreement shall not be deemed to be waived or otherwise affected by any investigation at any time made by or on behalf of any party hereto. No claim for a breach of representation or warranty shall be made by any Indemnified OpCo Party under Section 10.1(a) or any Indemnified Thrasher Party under Sections 10.2(a), 10.3(a) or 10.4(a) if (i) such claim is based on an event occurring prior to the applicable Closing (whether or not also occurring prior to the date of this Agreement), (ii) either (a) such event was disclosed by Thrasher, Bidder or Bidder Member, as the case may be, prior to the applicable Closing in a writing which describes such event in reasonable detail or (b) Bidder, Bidder Member or Thrasher, as the case may be, had actual knowledge of such event or such misrepresentation or breach of warranty prior to the applicable Closing, and (iii) the applicable Closing occurs.

            10.11 Losses Net of Insurance, Etc. The amount of any Loss for which indemnification is provided under this Agreement shall be net of (i) any tax benefit (such as a deduction, credit or deferral) actually realized from any Loss, (ii) any amounts recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party, and
(iii) any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against such Loss. Each of OpCo and Thrasher shall make any claims for indemnification from a third party or insurance proceeds available to offset against such Loss and for which it will seek indemnification hereunder, and to pursue such claims in good faith. If the amount to be netted hereunder from any Loss is determined after payment by the Indemnitor of any amount otherwise required to be paid to an Indemnified Party pursuant to this

Section 10.11, the Indemnified Party shall repay to the Indemnitor, promptly after such determination, any amount that the Indemnitor would not have had to pay pursuant to this Section 10.11 had such determination been made at the time of such payment.

        10.12 Sole Remedies. Subject to the provisions of Sections 10.1(c), 10.2(c), 10.3(c), 10.4(c) and 11.5A, the indemnification provisions set forth in this Section 10 constitute the sole and exclusive post-Closing remedies of the parties hereto with respect to Losses arising out of or relating to this Agreement and shall preclude the assertion after the applicable Closing by any party of any other rights, or the seeking of any other remedies against any other party for claims arising out of or relating to this Agreement.


                                  ARTICLE 11

                                 MISCELLANEOUS

        11.1 Dispute Resolution. In the case of any dispute, controversy or claim between or among the parties hereto related to this Agreement or the transactions contemplated hereby or the other documents referred to herein, except for disputes related to obtaining the equitable remedies of specific performance, an injunction or a restraining order (a "Dispute"), the parties will use the procedures set forth in this Section 11.1, in lieu of any party pursuing other available remedies and as the sole remedy, to resolve the Dispute.

        11.1.1 Submission to Arbitration. Any Dispute will be settled by arbitration before three arbitrators in accordance with the Rules of the American Arbitration Association ("AAA") then in effect and as modified by this Section 11.1 or by further agreement of the parties. In addition to what is allowed by the Rules of the AAA, discovery may be conducted according to the Federal Rules of Civil Procedure, to be enforced by the AAA, and if necessary, by a court having jurisdiction. Any such arbitration will be conducted in New York, New York, unless otherwise agreed by Thrasher and Bidder Member. The arbitrators will be selected from a panel of persons (such as retired jurists, distinguished legal or business professionals, and similar persons) knowledgeable in the specific areas which may be relevant to the claim, who have had more than ten (10) years of relevant experience in such areas, who have previously acted as arbitrators, and who are generally held in the highest regard among professionals in fields or businesses related or pertinent to such area. Judgment upon the award rendered by the arbitrators may be entered pursuant to applicable arbitration statutes.

        11.1.2 Authority of Arbitrators. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages (other than subject to the provisions of Section 11.5A, where the parties have agreed as to the circumstances under which the Termination Fee (as defined below) will be paid and other rights may be asserted), and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

        11.1.3 Confidentiality. Except as may be required by applicable Law, neither the parties hereto nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of the parties, other than by entry of a judgment upon any arbitration award.

        11.1.4 Cost of Arbitration. The arbitrators will have the authority to award to the prevailing party its attorneys' fees and costs incurred in any arbitration. Absent any such award, each party will bear its own costs incurred in the arbitration. If any party hereto refuses to submit to arbitration any Dispute required to be submitted to arbitration pursuant to this Section 11.1, and instead commences any other proceeding, including, without limitation, litigation (except to the extent otherwise expressly provided in this Agreement), then the party who seeks enforcement of the obligation to arbitrate will be entitled to its attorneys' fees and costs incurred in any such proceeding.

        11.2 Bidder's Reasonable Best Efforts Regarding Bidder Member's Performance. For so long as Bidder Member is a direct or indirect subsidiary of Bidder, Bidder will use its reasonable best efforts to cause Bidder Member to timely and completely observe and perform all of its agreements, covenants and obligations under this Agreement and all of the other Transaction Documents and all renewals, modifications, amendments and extensions thereof, provided, however, that in no event shall this Section 11.2 obligate Bidder to make any capital contributions or loan or otherwise provide any financial assistance to, or on behalf of, Bidder Member.

        11.3 Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement or pursuant hereto shall survive the Closings until the Expiration Date.

        11.4 Transfer Taxes; Asset Transfers. Thrasher and Bidder Member shall each pay one-half of all state and local sales, documentary and other transfer Taxes, if any, due as a result of the contribution, purchase, sale or transfer of the Thrasher Contributed Assets from their current ownership to their ownership by OpCo. Thrasher and the Transferring Entities shall, at their option and after consultation with Bidder Member, enter into one or more transactions to facilitate transfer of the Thrasher Contributed Assets and Thrasher Assumed Liabilities directly or indirectly through one or more single purpose entities to facilitate such transfer and minimize taxes.

        11.5 Termination.

        (a) Anything herein or elsewhere to the contrary notwithstanding, but subject to Section 11.5A, this Agreement may be terminated by written notice of termination at any time before the Final Closing Date only as follows:

            (i)   by mutual consent of Bidder and Thrasher;

            (ii) by Thrasher, upon written notice to Bidder given at any time after December 31, 2000 (or such later date as shall have been specified in a writing authorized on behalf of Bidder and Thrasher) if, with respect to Thrasher Assets and Thrasher Liabilities that have not already been the subject of a Closing, all of the conditions precedent set forth in Article 7 hereof have not been met;

            (iii) by Bidder, upon written notice to Thrasher given at any time after December 31, 2000 (or such later date as shall have been specified in a writing authorized on behalf of Bidder and Thrasher) if, with respect to Thrasher Assets and Thrasher Liabilities that have not already been the subject of a Closing, all of the conditions precedent set forth in Article 7 hereof have not been met;

            (iv) by Bidder at any time prior to the Final Closing if Thrasher shall have breached any of its representations, warranties or other obligations under this Agreement in any respect which would have a material and adverse effect on either (A) the Thrasher Assets and Thrasher Liabilities taken as a whole (and not taking into account the transfer of any Thrasher Assets and Thrasher Liabilities at any previous Closings), or (B) on the ability of Thrasher to consummate the transactions contemplated hereby, with respect to Thrasher Assets and Thrasher Liabilities that have not already been the subject of a Closing, and such breach shall not have been cured within thirty (30) days after notice of such breach; or

            (v) by Thrasher at any time prior to the Final Closing if OpCo (after the Initial Closing), Bidder or Bidder Member shall have breached any of its representations, warranties or other obligations under this Agreement in any material respect and such breach shall not have been cured within thirty (30) days after notice of such breach.

        (b) Subject to the provisions of Section 11.5A, in the event of the termination and abandonment hereof pursuant to the provisions of this Section 11.5, this Agreement (except for Sections 5.1.13, 5.3.4, 6.1.6, the last sentence of 6.1.7, 6.2.4, the last sentence of 6.2.5, and 11.6 which shall continue) shall become void and have no effect, without any liability on the part of any of the parties or their directors, officers, stockholders, partners or representatives in respect of this Agreement, unless the termination is prior to the Initial Closing and was the result of the representations and warranties of a party being materially incorrect when made or the material breach by such party of a covenant hereunder in which event the party whose representations and warranties were incorrect or who breached such covenant shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement. Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated after the Initial Closing, this Agreement and the other Transaction Documents, as applicable, shall remain in full force and effect, as if no termination had occurred with respect to the Thrasher Contributed Assets and Assumed Thrasher Liabilities that were the subject of the Initial Closing and any subsequent Closing occurring prior to such termination.

        11.5A Termination Fee and Other Remedies. Notwithstanding any other provision of this Agreement (including, without limitation, Section 11.17), but subject to the last sentence of Section 11.5(b) above, if the parties fail to consummate any one of the Closings contemplated herein due to Bidder's or Bidder Member's failure to have sufficient cash to contribute the applicable amount of Bidder Contributed Cash due and payable at such Closing, in addition to any other remedies Thrasher may have at law or in equity and notwithstanding any other breach of this Agreement by Bidder or Bidder Member, upon termination of this Agreement by Thrasher pursuant to Section 11.5 above, Thrasher shall have the right to require Bidder to pay Thrasher and the Transferring Entities an amount equal to $50,000,000 in cash (the "Termination Fee"). The Termination Fee is not intended to serve as a limitation on any actual damages recoverable by Thrasher and the Thrasher Entities in addition to the Termination Fee, nor as liquidated damages. Payment of the Termination Fee shall be made by delivery of a certified check or by wire transfer of immediately available funds to an account designated by Thrasher. Upon receipt of a certificate requesting the delivery of all or any portion of the Termination Fee signed by the chief executive officer and chief financial officer of Thrasher stating that it is entitled to such amount pursuant to this Section 11.5A, the Escrow Agent shall deliver the amounts specified in such certificate as directed in such certificate. Thrasher shall not permit or cause such certificate to be delivered unless it is entitled to the Termination Fee pursuant to this Section 11.5A. Upon receipt of a certificate requesting the delivery of all or any portion of the Termination Fee signed by the chief executive officers and the chief financial officers on behalf of each of the Bidder and Thrasher stating either (i) that the Final Closing has occurred, (ii) that such amount is to be used in connection with the Final Closing, or (iii) that this Agreement has been terminated other than under circumstances where the Termination Fee is payable, the Escrow Agent shall deliver the amounts specified in such certificate to an account of the Bidder as directed in such certificate. If (i) the Final Closing has occurred, (ii) this Agreement has been terminated, other than under circumstances where the Termination Fee is payable, or (iii) the parties have agreed that the Termination Fee is to be used in connection with the Final Closing, each of Thrasher and Bidder shall be obligated to execute such a certificate when requested to do so by the other.

        11.6 Expenses. Except as otherwise provided in this Agreement each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

        11.7 Contents of Agreement; Parties in Interest; etc. This Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the other Transaction Documents. Any term or provision of this Agreement, or any breach thereof, may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party; provided, however, that any waiver by any party of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver.

        11.8 Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided that (i) Thrasher and any Transferring Entity may assign its rights hereunder to any entity of which either Thrasher Parent, Thrasher or Bell Atlantic (after the Bell Atlantic/Thrasher Merger is consummated) owns directly or indirectly a majority of the voting power of the outstanding capital stock or to any transferee of its entire remaining Thrasher HoldCo Interest, in each case, in compliance with Section 9.2, and (ii) each of Bidder and Bidder Member may assign any of its rights hereunder to any wholly-owned (direct or indirect) subsidiary of Bidder Member or Bidder or to any transferee of its entire remaining Bidder HoldCo Interest, in each case, in compliance with Section 9.1. No such assignment shall relieve Thrasher, a Transferring Entity, Bidder or Bidder Member of their respective obligations hereunder except that in connection with a transfer by either Bidder Member or Thrasher or a Transferring Entity of its entire remaining Bidder HoldCo Interest or Thrasher HoldCo Interest, respectively, made in accordance with the provisions of Article 9, the transferring party shall be relieved only of its obligations under Articles 8 and 9 of this Agreement. For purposes of the foregoing, a transfer by merger by Bidder, Thrasher or a Transferring Entity (whether or not Bidder, Thrasher or the Transferring Entity is the surviving corporation), or any direct or indirect parent corporation of Bidder or Thrasher or the Transferring Entity, shall not be deemed to be an assignment for purposes of this Section 11.8. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the permitted successors and assigns of Thrasher, a Transferring Entity, Bidder and Bidder Member. All references herein to any party shall be deemed to include any successor to such party, including any corporate successor.

        11.9 Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, delivery charges prepaid, or three (3) business days after being sent by registered or certified mail (return receipt requested), postage prepaid, or one (1) business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within twenty-four (24) hours thereafter by a signed original sent in the manner provided in the preceding sentence. Thrasher shall also be furnished copies of any written notices exchanged hereunder by Bidder or Bidder Member with either HoldCo, HoldCo Sub or OpCo. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other parties in accordance with this Section 11.9, except that any notice of such change of address shall not be effective unless and until received.

            (a)  If to Thrasher or any Transferring Entity:

                       GTE Wireless Incorporated
                       One GTE Place
                       MCGA1B3VFP
                       Alpharetta, Georgia  30004
                       Attention: Jody Ruth, Vice President Financing and
                       Planning
                       Fax. No.: (678) 339-8641

                 with required copies to:

                       GTE Wireless Incorporated
                       One GTE Place
                       MCGA1B3LGL
                       Alpharetta, Georgia  30004
                       Attention: Laura E. Binion, Vice President and General Counsel
                       Fax No.: (678) 339-8642
          and

                       Alston & Bird LLP
                       One Atlantic Center
                       1201 West Peachtree Street
                       Atlanta, Georgia  30309
                       Attention:  Bryan E. Davis
                       Fax No.:  (404) 881-7777

        (b) If to Bidder or Bidder Member:

                       Crown Castle International Corp
                       510 Bering Drive, Suite 500
                       Houston, Texas  77057
                       Attention:  David L. Ivy, President and
                       E. Blake Hawk, General Counsel
                       Fax No.:  (713) 570-3150

            with required copies to:

                       Cravath, Swaine & Moore
                       825 Eighth Avenue
                       New York, New York  10019
                       Attention:  Stephen L. Burns
                       Fax.  No.:  (212) 474-3700

        11.10 Tax Reporting. Thrasher, the Transferring Entities, Bidder, Bidder Member, HoldCo, HoldCo Sub and OpCo shall report the transactions contemplated by this Agreement in the manner set forth in the following sentences for purposes of filing U.S. federal, state and local income and other Tax and information returns, and shall take and defend positions consistent therewith in all dealings with the Internal Revenue

Service and relevant state tax authorities. Such parties shall report (i) the transfer of the Thrasher Contributed Assets to HoldCo in exchange for membership interests in HoldCo in part as a sale and in part as a contribution to which Section 721(a) of the Code applies, with the respective asset values for each such part to be determined in good faith by Thrasher and Bidder at the Closing in a manner consistent with Articles 2 and 3 of this Agreement,
(ii) the contribution of assets to HoldCo Sub as disregarded, and (iii) the distribution of the proceeds of any Incurred Debt that is guaranteed by Thrasher or an entity that is related to the Thrasher Members within the meaning of Treas. Reg. Section 1.752-4(b) to HoldCo and subsequently to the Transferring Entities as a distribution of money that does not result in any gain pursuant to Section 707 of the Code or Section 731(a)(1) of the Code on account of Section 752 or any other Section of the

Code. Further, such parties shall treat HoldCo Sub as a disregarded entity and OpCo as a partnership for federal income tax purposes. Such parties shall file all U.S. federal, state and local income and other Tax returns consistently with the provisions of this Section 11.10.

        11.11 Delaware Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflict of law thereof.

        11.12 No Benefit to Others. Except as expressly provided herein, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and OpCo and they shall not be construed as conferring any rights on any other persons.

        11.13 Table of Contents; Headings. The table of contents and all Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

        11.14 Exhibits and Annexes. All Exhibits and Annexes referred to herein are intended to be and hereby are specifically made a part of this Agreement.

        11.15 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        11.16 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

        11.17 Force Majeure. Should any circumstance beyond the reasonable control of any party occur which delays or renders impossible the performance of its obligations under this Agreement on the date herein provided for, such obligation shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof. In either such event, all parties shall promptly meet to determine an equitable solution to the effects of such event, provided that any party who fails because of force majeure to perform its obligations hereunder will upon the cessation of the force majeure take all reasonable steps within its power to resume with the least possible delay compliance with its obligations. Events of force majeure shall include, without limitation, war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, acts of God, strikes or other labor disputes, acts, laws, regulations or rules of any government or governmental agency and any other circumstances beyond the reasonable control of the party, the obligations of whom are affected thereby.

        11.18 Directly or Indirectly. Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

        11.19 Interpretation.

        (a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

        (b) For illustrative purposes and to demonstrate the application of certain provisions of this Agreement, the parties have attached hereto as Exhibit C a worksheet entitled "Sample Calculations," which the parties acknowledge and agree represents the intended results of the foregoing provisions in the hypothetical cases set forth therein.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

                                  CROWN CASTLE INTERNATIONAL CORP.


                                  By:______________________________________
                                     Name:
                                     Title:


                                  CROWN CASTLE GT CORP.


                                  By:______________________________________
                                     Name:
                                     Title:



                                  GTE WIRELESS INCORPORATED


                                  By:______________________________________
                                     Name:
                                     Title: